 SEC File #333-172172

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Initial Filing

FORM S-1/A

Amendment #8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBE NET WIRELESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	7375	00-0000000
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2302-3 Pacific Plaza
410 Des Voeux Road West
Hong Kong, China
Telephone:  (852) 37-55-8010
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Agent for Service:

Ku Wai Li
Globe Net Wireless Corp.
2302-3 Pacific Plaza
410 Des Voeux Road West
Hong Kong
Telephone:  (852) 37-55-8010
Facsimile: (852) 37-47-7244
 (Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Larger accelerated filer                       [     ]                                                                                                                                          Accelerated filer               [     ]
Non-accelerated filer                            [     ]  (Do not check if a smaller reporting company)                                                   Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee
Shares of common stock ($0.001 par value), to be registered by issuer	5,000,000 shares	$0.05	$250,000	$29.03
Shares of common stock ($0.001 par value), to be registered by selling shareholders	7,500,000 shares	$0.05	$375,000	$43.54
Total	-	-	$625,000	$72.57

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated *, 2012

Prospectus

GLOBE NET WIRELESS CORP.

5,000,000 shares of common stock

and

7,500,000 shares of common stock

Globe Net Wireless Corp. (“Globe Net”) is offering up to 5,000,000 shares of common stock on a self underwritten basis.  The offering price is $0.05 per share and the maximum amount to be raised is $250,000.  Globe Net intends to offer up to a maximum of 5,000,000 shares through its sole officer and director to investors, outside the United States.  There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale.

The offering by Globe Net is the initial public filing of Globe Net’s shares of common stock and is being conducted on a best efforts basis.  There is no minimum number of shares required to be sold by Globe Net.  All proceeds from the sale of these shares will be delivered directly to Globe Net and will not be deposited in any escrow account.  If the entire 5,000,000 shares of common stock are sold, Globe Net will receive gross proceeds of $250,000 before expenses of approximately $23,000.  Globe Net plans to complete or terminate this offering by March 31, 2013.  No assurance can be given on the number of shares Globe Net will sell or even if Globe Net will be able to sell any shares.

In addition, the selling shareholders of Globe Net named in this prospectus are offering to sell up to 7.5 million shares of Globe Net’s common stock held by them. Globe Net will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders.  However, Globe Net will pay for the expenses of this offering and the selling shareholders’ offering, except for any selling shareholder’s legal or accounting costs or commissions.

Globe Net is a startup company that intends to engage in the development and sale of internet and wireless connectivity systems to provide both consumers and businesses in rural communities and remote industry sites with high-speed internet connectivity and other internet related services at speeds equal or better than existing competing services.  As of the effective date of this prospectus Globe Net has not conducted any business operations nor generated any revenues.

Globe Net’s shares of common stock are not quoted on any national securities exchange.  The selling shareholders are required to sell Globe Net’s shares at $0.05 per share until Globe Net’s shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Globe Net is an “emerging growth company” under the federal securities laws and as a result will be subject to less stringent public company reporting requirements.

This investment involves a high degree of risk.  See “Risk Factors” beginning on page 7 for a discussion of certain risk factors and uncertainties you should carefully consider before making a decision to purchase any shares of Globe Net’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. Globe Net has not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell shares of Globe Net’s common stock and seeking offers to buy shares of Globe Net’s common stock only in jurisdictions where such offers and sales are permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Globe Net’s business, financial condition, results of operations and prospects may have changed since that date.

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Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.  Prospective investors are urged to read this prospectus in its entirety.

Globe Net is a startup company engaged in the development and sale of internet and wireless connectivity systems for the purpose of becoming a rural internet service provider.  Globe Net’s mission is to provide rural communities with high-speed internet connectivity at speeds equal or better than existing competing services.  Globe Net will try to provide internet and related services to both consumers and businesses in currently under serviced or unserviceable areas at real broadband speeds.  To date, Globe Net has not conducted any business operations nor generated any revenues.

Globe Net plans to use the proceeds its raises from its offering to develop its business and products, establish relationships with equipment suppliers and service providers, train personnel, market its business, and sell its products.  Globe Net will not receive the entire $250,000 in gross proceeds unless the maximum number of shares is sold.

To date Globe Net has raised $17,000 via offerings completed between September 2009 and January 2010.  The following table summarizes the date of offering, the price per share paid, the number of shares sold, and the amount raised for these two offerings.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
September 14, 2009	$0.001	2,000,000	$2,000
January 26, 2010	$0.002	7,500,000	$15,000

Globe Net has no revenues, has achieved losses since inception, has no operations, has been issued a going concern opinion by its auditor and relies upon the sale of its shares of common stock to fund its operations.

Name, Address, and Telephone Number of Registrant

Globe Net Wireless Corp.
2302-3 Pacific Plaza
410 Des Voeux Road West
Hong Kong, China

Telephone:  (852) 37-55-8010

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The Offering

The following is a brief summary of this offering.

Securities being offered to new and current investors:	Up to a maximum of 5,000,000 shares of common stock with no minimum purchase.
Securities being offered by selling shareholders:	7,500,000 shares of common stock (These shares are being registered by Globe Net for resale on behalf of existing shareholders.)
Offering price:	$0.05
Offering period:	The shares are being offered until March 31, 2013.
Net proceeds to Globe Net:	Up to a maximum of $227,000 (if all 5,000,000 shares offered by Globe Net are sold).
Use of proceeds:	Develop and market products and systems, set up business operations, obtain required licenses and permits, and establish a customer list.
Number of shares outstanding before the offering:	9,500,000
Number of shares outstanding after the offering:	14,500,000

Summary Financial Information

The tables and information below are derived from Globe Net’s audited financial statements for the year-ended August 31, 2011 and its unaudited financial statements for the nine month period ended May 31, 2012.  Globe Net had a working capital deficit of $13,977 as at August 31, 2011 and a working capital deficit of $27,498 as at May 31, 2012.

Financial Summary	August 31, 2011 $	August 31, 2010 $	May 31, 2012 $	May 31, 2011 $
Cash	1,437	10,550	2,975	2,757
Total Assets	2,292	11,450	3,545	3,707
Total Liabilities	15,414	3,058	35,693	11,300
Total Stockholder’s Equity (Deficit)	(13,122)	7,492	(32,148)	(5,540)

Statement of Operations	Accumulated From September 4, 2009 (Date of Inception) to May 31, 2012 $	For the nine month period ended May 31, 2012 $	For the year ended August 31 2011 $	For the nine month period ended May 31, 2011 $
Revenue	−	-	-	-
Net Loss For the Period	(49,148)	(19,026)	(20,614)	(15,985)
Net Loss per Share	(0.005)	(0.002)	(0.002)	(0.001)

The book value of Globe Net’s outstanding common stock was $(0.00344) per share as at May 31, 2012.

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Risk Factors

An investment in the common stock of Globe Net involves a number of very significant risks.  You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating Globe Net and its business before purchasing shares of Globe Net‘s common stock.  Globe Net’s business, operating results and financial condition could be seriously harmed due to any of the following known material risks.  Additional risk factors not presently known to Globe Net may also impair its business operations.  You could lose all or part of your investment due to any of these risks.

Risks associated with Globe Net’s business:

1.	Because Globe Net has only recently commenced business operations, Globe Net faces a high risk of business failure and this could result in a total loss of your investment.

Globe Net has recently begun the initial phases of its plan of operations, and thus has no way to evaluate the likelihood whether Globe Net will be able to operate its business successfully.  Globe Net was incorporated on September 4, 2009 and to date has been involved primarily in organizational activities, obtaining financing and market research.  Globe Net has not earned any revenues and Globe Net has never achieved profitability as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new wholesale and retail companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the start-up of a wholesale / retail business that Globe Net plans to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to start-up and additional costs and expenses that may exceed current estimates.  Globe Net has no history upon which to base any assumption as to the likelihood that its business will prove successful, and Globe Net can provide no assurance to investors that Globe Net will generate any operating revenues or ever achieve profitable operations.  If Globe Net is unsuccessful in addressing these risks its business will likely fail and you will lose your entire investment in this offering.

2.	Globe Net does not have sufficient funds to complete each phase of its proposed plan of operation or for its annual administrative costs, and as a result may have to suspend operations.

Each of the phases of Globe Net’s plan of operation is limited and restricted by the amount of working capital that Globe Net has and is able to raise from financings and generate from business operations.  Globe Net currently does not have sufficient funds to complete each phase of its proposed plan of operation or to satisfy its cash requirements for the next 12 months.  Management anticipates that Globe Net will require a minimum of $255,000 of working capital to conduct its proposed business operations for the next 12 months.  As of May 31, 2012, Globe Net had $2,975 in cash.  Without additional funding, management expects that Globe Net will only be able to conduct its plan of operations for the next two months using its currently available working capital.  As a result, Globe Net may have to suspend or cease its operations on one or more phases of its proposed plan of operation.

Until Globe Net is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing.  Globe Net intends to finance its plan of operation initially with equity financing, private loans, if required, and then with revenues generated from its business operations.  Currently, Globe Net does not have any loan arrangement or binding commitment with its sole director and officer, Ku Wai Li, for funding.  Also, even if Globe Net raises the maximum amount of funds under the Offering it will still need to raise additional funds other than the proceeds of the Offering to pay for its annual administrative costs.  If Globe Net cannot raise the funds necessary to proceed it may have to suspend operations until it has sufficient capital.

3.	Globe Net’s auditors have expressed substantial doubt about Globe Net’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that Globe Net will continue as a going concern.  As discussed in Note 2 to the financial statements, Globe Net was recently incorporated on September 4, 2009, and does not have a history of earnings, and as a result, Globe Net’s auditor has expressed substantial doubt about the ability of Globe Net to continue as a going concern.  Continued operations are dependent on Globe Net’s ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Globe Net’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

4.	Because Globe Net has only recently commenced business operations, Globe Net expects to incur operating losses for the foreseeable future.

Globe Net has never earned any revenue and Globe Net has never been profitable.  Prior to completing its plan of operations, Globe Net may incur increased operating expenses without realizing any revenues from its business operation.  This could cause Globe Net to fail in its business operations and you will lose your entire investment in this offering.

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5.	Globe Net may not generate any revenues until it develops and sells its products and services.

Until Globe Net completes its plan of operation, including the development of its products and services, the identification of viable target markets with potential subscribers, and the marketing of its business, Globe Net will not be able to sell its products and services to subscribers.  Any revenue to be generated by Globe Net will be derived almost exclusively from subscription fees for its rural internet service packages.  If Globe Net is unable to complete its plan of operation and become a revenue generating entity, Globe Net’s financial results could be adversely affected.

6.	Third party suppliers may provide Globe Net with equipment or services, and the loss of these suppliers or a disruption or interruption in the supply system may adversely affect Globe Net’s business.

Globe Net may rely on equipment suppliers and service providers operated by third-party vendors for substantially all of its equipment and service supplies.  The loss of multiple or key suppliers or a significant disruption or interruption in the supply chain could have a material adverse effect on the marketing and sale of Globe Net’s systems.  Furthermore, increases in the costs of equipment or services may adversely affect Globe Net’s profit margins if Globe Net is unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in marketing and sale of its systems.  If Globe Net encounters problems with its supply system, then Globe Net’s ability to meet customer expectations, manage inventory, complete sales, and achieve objectives for operating efficiencies could be harmed.

7.	Globe Net’s success will depend, in part, on the quality and safety of the systems it develops, sells and delivers to its customers.

Globe Net’s success depends, in part, on the quality and safety of the systems and service delivered to its customers.  If the systems are found to be defective or unsafe, or if they otherwise fail to meet Globe Net’s customers’ standards, Globe Net’s relationship with its customers could suffer, Globe Net could lose market share, and Globe Net could become subject to liability claims, any of which could result in a material adverse effect on Globe Net’s business, results of operations, and financial condition.

Additionally, if defects in the compilation of Globe Net’s systems are not discovered until after such systems are purchased and installed, Globe Net’s customers could lose confidence in the technical attributes of the systems and, as a result, Globe Net’s operations could suffer and its business may be harmed.

Risks associated with Globe Net’s industry:

8.	Changes in government regulation of the wireless communications industry may adversely affect Globe Net’s business.

Currently, other than business and operations licenses applicable to most commercial ventures, Globe Net is not required to obtain any governmental approval for its business operations.  However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on Globe Net and its business operations.

It is possible that a number of laws and regulations may be adopted in the United States and elsewhere that could restrict the rural Internet service provider industry.  Management anticipates that regulation of the industry will increase and that Globe Net may be required to devote legal and other resources to address any new regulation.  Changes in current laws or regulations or the imposition of new laws and regulations in the United States or elsewhere regarding this industry may lessen the growth or access of wireless communications services and may adversely impact on the financial results of Globe Net’s business operations.

9.
Globe Net faces competition in the rural Internet service provider industry and failure to successfully compete in the industry with established companies may result in Globe Net’s inability to continue with its business operations.

There are other companies that provide similar services.  Management expects competition in this market to increase significantly as new companies enter the market and current competitors expand their services and target markets.  Globe Net’s competitors may develop or offer technology or systems that are better than Globe Net’s or that achieve greater market acceptance.  It is also possible that new competitors may emerge and acquire significant market share.  Competitive pressures created by any one or more of these competitors could have a negative impact on Globe Net’s business, results of operations or financial condition, and as a result, Globe Net may not be able to continue with its business operations.  In addition, if Globe Net is unable to develop and introduce new or enhanced systems or services quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if its systems do not achieve market acceptance, Globe Net may not be able to compete effectively.

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Risks associated with Globe Net:

10.
Globe Net’s sole officer and director resides outside of the United States, and as a result it may be difficult for a shareholder to enforce their rights against him or enforce United States court judgments against him in China.

Globe Net’s sole director and officer, Ku Wai Li, resides in China and substantially all of Globe Net’s assets may be located in China.  As a result, it may be difficult for United States investors to enforce their legal rights, to effect service of process upon Ku Wai Li or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of Globe Net’s directors and officers under federal securities laws.  Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the federal securities laws.

11.
Until Globe Net is required to report on the effectiveness of its internal control over financial reporting and conducts such an evaluation any undiscovered material weaknesses or significant deficiencies with Globe Net’s internal control could pose a risk of errors in its financial statements.

Globe Net has not yet conducted an evaluation of its internal control over financial reporting.  Also, Globe Net will not be required to provide a report by management on the effectiveness of its internal control over financial reporting until November 2013.  Additionally, as long as Globe Net qualifies as a smaller reporting company it will not be required to provide an attestation report from its registered public accounting firm regarding the effectiveness of Globe Net’s internal control over financial reporting.

As a result, until Globe Net conducts an evaluation of its internal control over financial reporting there exists an additional risk that other errors in Globe Net’s financial statements or related disclosure could arise as a result of not yet discovered material weaknesses or evidence of significant deficiencies in Globe Net’s internal control.  If other errors do arise during the evaluation and testing process, or if Globe Net identifies one or more material weaknesses in its internal control over financial reporting, Globe Net will be unable to assert that its internal controls are effective.  As a result, Globe Net may not be able to produce reliable financial reports, which could result in the loss of investor confidence in the reliability of its financial statements, which in turn could negatively impact its business.

12.
Globe Net has failed to maintain an effective system of internal controls, and as a result management believes that Globe Net’s internal control over financial reporting is currently ineffective, as supported by Globe Net’s public accounting firm’s opinion that the restatement of Globe Net’s fiscal 2010 financial statements is an indication that Globe Net’s internal control over financial reporting is ineffective and weak.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company's internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of Globe Net’s internal controls over financial reporting.  To accurately report its financial results Globe Net will required to set up and maintain an effective system of internal controls.

However, as a result of Globe Net only having one executive officer and due to Globe Net’s potential operations in both China and North America, Globe Net has had and may continue to have difficulty in implementing its internal controls over its financial reporting.  Furthermore, during the course of the evaluation, documentation and attestation, Globe Net may identify deficiencies or material weaknesses that management may not be able to remedy in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  A material weakness is a control deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Globe Net’s annual or interim financial statements will not be prevented or detected on a timely basis.  For instance, as a result of an error in Globe Net’s fiscal 2010 financial statements Globe Net had to restate those financial statements.  Management believes that the error is indicative of Globe Net’s ineffective and weak internal control over financial reporting and that Globe Net’s disclosure controls and procedures may not be effective in recording, processing, summarizing, and reporting information required to be disclosed, within the time periods to allow management to make timely decisions regarding required disclosure.  As well, Globe Net’s independent registered public accounting firm is of the opinion that the restatement of the fiscal 2010 financial statements was indicative of Globe Net’s ineffective and weak internal control over financial reporting and that such internal control needs improving.  Additionally, management believes that the lack of a functioning audit committee and lack of a majority of outside directors on Globe Net’s board of directors may cause an ineffective oversight in the establishment and monitoring of the required internal controls over financial reporting.  Globe Net’s remediation efforts may not enable it to avoid a material weakness in the future.

If Globe Net fails to achieve and maintain the adequacy of its internal controls, Globe Net will not be able to conclude that it has effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act.  Moreover, effective internal controls are necessary for Globe Net to produce reliable financial reports and are important to help prevent fraud.  As a result, Globe Net’s failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of its shares of common stock.

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13.
Globe Net’s management lacks any formal training or experience in operating an Internet service provider company, and as a result management may make mistakes, which could have a negative impact  on Globe Net’s business operations.

Globe Net’s management is inexperienced in operating a wholesale and retail business.  Globe Net’s sole officer and director, Ku Wai Li, has no direct training or experience in these areas and as a result may not be fully aware of all of the specific requirements related to working within this industry.  Management’s decisions and choices may not take into account standard managerial approaches Internet service provider companies commonly use.  Consequently, Globe Net’s operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result, Globe Net may have to suspend or cease operations and Globe Net’s business operations may be negatively impacted.

Key personnel represent a significant asset, and the competition for these personnel is intense in the wholesale and retail industry.  Globe Net may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation.  Globe Net does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Globe Net’s ability to complete its plan of operation.

14.	If Globe Net is unable to attract or retain key personnel necessary for the implementation of its business operations, Globe Net’s plan of operation may be negatively impacted.

Globe Net’s future success depends largely upon the continued service of its sole director and officer and other key personnel.  Globe Net’s success also depends on its ability to continue to attract, retain and motivate qualified personnel.  Key personnel represent a significant asset, and the competition for these personnel is intense in the internet service provider industry.  Globe Net may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation.  Globe Net does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Globe Net’s ability to complete its plan of operation.

15.	If Globe Net’s management is not able to commit sufficient time to the growth and development of Globe Net and its operations, Globe Net’s business operation may fail.

Currently Ku Wai Li, Globe Net’s sole director and officer, is able to devote approximately 10 hours per week to Globe Net’s business operations.  If Mr. Li or other future key personnel are not able to commit a sufficient amount of time to the growth and development of the business operations of Globe Net then, as a result, Globe Net’s operations will be negatively impacted and may fail.  Also, Globe Net has not adopted any policy regarding conflicts of interest that may arise between its business and the future business activities of its directors and executive officers.  There is a potential conflict of interest as a result of Mr. Li being currently employed as an accountant by another business or of Mr. Li providing more of his time and services to some other business in the future.  If Mr. Li is not able to commit a sufficient amount of time to the growth and development of the business operations of Globe Net or if there is a conflict of interest or time commitment then, as a result, Globe Net’s operations may be negatively impacted and may fail.

16.	Globe Net is not a reporting company with the United States Securities and Exchange Commission and has a limited reporting status as a Section 15(d) issuer.

Until Globe Net is a reporting company with the United States Securities and Exchange Commission (the “SEC”), Globe Net will not be required to file quarterly, annual, and other reports with the SEC.  Globe Net will be a reporting company under Section 15(d) once this registration is effective, but will only be obliged to report to the SEC for one year.  It is the intention of management to continue reporting with the SEC prior to the end of that year as Globe Net will be required to be a reporting company with the SEC in order to apply to have its common stock quoted on the OTC Bulletin Board.  Also, if Globe Net’s common shares are held of record by 300 persons or more Globe Net will continue to have a duty file under Section 15(d).  Until then, Globe Net will not be required to file reports with the SEC and, as a result, shareholders and the public will not have access to current information on Globe Net.

17.
There will be a substantial increase in administrative costs when Globe Net becomes a reporting company with the United States Securities and Exchange Commission, which could negatively impact the business operations of Globe Net.

When Globe Net becomes a reporting company with the SEC it Globe Net will be required to file quarterly, annual, beneficial ownership and other reports with the SEC, which will substantially increase Globe Net’s administrative costs.  Management anticipates spending annually approximately $12,000 for the preparation and audit of its financial statements.  Also, management anticipates spending approximately $20,000 to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of Globe Net’s common stock.  If there is insufficient working capital to pay for these additional costs Globe Net’s business operations could be negatively impacted.

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18.
Globe Net is an “emerging growth company”, and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares of common stock less attractive to investors.

Globe Net is and will remain an “emerging growth company” until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Globe Net has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Globe Net is deemed a “large accelerated filer” (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the “Exchange Act”).  For so long as Globe Net remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below.  Globe Net cannot predict if investors will find its shares of common stock less attractive because Globe Net will rely on some or all of these exemptions.  If some investors find Globe Net’s shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.  If Globe Net avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Globe Net and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”.  Globe Net meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things.

-
be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-
be exempt from the ‘say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-
be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

-	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, Globe Net is choosing to “opt out” of such extended transition period, and as a result, Globe Net will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, Globe Net is also currently a “smaller reporting company”, meaning that it is not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If Globe Net is still considered a “smaller reporting company”, at such time are it ceases to be an “emerging growth company”, the disclosure Globe Net will be required to provide in its SEC filings will increase, but will still be less than it would be if Globe Net were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in its SEC filings due to its status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze Globe Net’s results of operations and financial prospects.

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19.
This offering is on a best efforts basis with no minimum amount required to be raised and as a result Globe Net can accept your investment funds at anytime without any other investment funds being raised and may not raise sufficient funds to pay for the offering.

There is no minimum amount required to be raised before Globe Net can accept your investment funds.  As the offering is based on a best effort with no stated minimum and, as a result, investment funds will not be placed in an escrow account pending the attainment of a minimum amount of proceeds.  Also, Globe Net may not sell enough shares of common stock in its offering to pay the expenses associated with its offering.  Once your investment funds have been accepted by Globe Net, there will be no obligation to return your investment funds even though no other investment funds are raised and there may be insufficient funds raised through the best efforts offering to cover the expenses associated with the offering.  The lack of sufficient funds to pay expenses and for working capital will negatively impact Globe Net’s ability to implement and complete its plan of operation.

20.	Subscribers to this offering will suffer immediate and substantial dilution.

Subscribers of the shares of common stock offered will suffer immediate and substantial dilution.  As a result, you will pay a price per share that substantially exceeds the value of Globe Net’s assets after subtracting its liabilities.  If all shares of the offering are subscribed for, the subscribers will contribute 93.6% of all subscription funds received by Globe Net since September 4, 2009, but will own only 34.5% of the shares of common stock issued and outstanding.  See “Dilution” on page 13 for more information.

21.	There is no liquidity and no established public market for Globe Net’s common stock and it may prove impossible to sell your shares.

There is presently no public market in Globe Net’s shares.  While Globe Net intends to contact an authorized OTC Bulletin Board market maker for sponsorship of its common stock, Globe Net cannot guarantee that such sponsorship will be approved nor that Globe Net’s common stock will be listed and quoted for sale.  Even if Globe Net’s shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may prove impossible to sell your shares.

22.          Globe Net does not expect to pay dividends in the foreseeable future.

Globe Net has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future.  Globe Net intends to retain earnings, if any, to develop and expand its business.

23.	If the selling shareholders sell a large number of shares all at once or in blocks, the value of Globe Net’s shares would most likely decline.

The selling shareholders are offering 7.5 million shares of Globe Net’s common stock through this prospectus.  They must sell these shares at a fixed price of $0.05 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Globe Net’s common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 79% of the shares of common stock currently outstanding.

24.
Globe Net’s common stock is subject to the “penny stock” rules of the SEC and the trading market in Globe Net’s securities is limited, which makes transactions in Globe Net’s stock cumbersome and may reduce the value of an investment in Globe Net’s stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to Globe Net, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of Globe Net’s common stock and cause a decline in the market value of Globe Net’s common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

	Sale of 100%	Sale of 80%	Sale of 60%	Sale of 40%	Sale of 20%
Gross Proceeds	$250,000	$200,000	$150,000	$100,000	$50,000
Number of Shares Sold	5,000,000	4,000,000	3,000,000	2,000,000	1,000,000

Less expenses of offering:
Legal and Registration Fees	$10,000	$10,000	$10,000	$10,000	$10,000
Accounting and Auditing	8,500	8,500	8,500	8,500	8,500
Electronic Filing and Printing	2,000	2,000	2,000	2,000	2,000
Transfer Agent	2,500	2,500	2,500	2,500	2,500
Net Proceeds	$227,000	$177,000	$127,000	$77,000	$27,000

Use of net proceeds
Reporting Company Costs	$32,000	$32,000	$32,000	$32,000	$27,000
Development of System	$25,000	$25,000	$25,000	$25,000	$nil
Licenses and Permits	$20,000	$20,000	$20,000	$20,000	$nil
Equipment and Supplies	$80,000	$50,000	$20,000	$nil	$nil
Training staff	$10,000	$10,000	$10,000	$nil	$nil
Marketing and Sales	$50,000	$40,000	$20,000	$nil	$nil
Working Capital	$10,000	$nil	$nil	$nil	$nil

Analysis of Financing Scenarios

After deduction of $23,000 for estimated offering expenses including legal and registration fees, accounting and auditing, electronic filing and printing, and transfer agent, the net proceeds from this offering may be as much as $227,000, assuming all 5,000,000 shares are sold.  However, there can be no assurance that any of these shares will be sold.  Globe Net will use the proceeds to (1) pay for the annual costs of being a public reporting company, (2) develop Internet and wireless connectivity systems and develop its website, (3) identify and establish supply contracts with equipment suppliers and service providers, (4) identify and obtain required licenses and permits, (5) market rural internet service packages to potential users, (6) train staff and technicians, (7) set up transmitting locations, and (8) sign up a minimum of 100 subscribers to its residential and commercial service packages.

Even if the offering is fully subscribed for, Globe Net may not have sufficient funds to cover its anticipated costs during the next 12 months and Globe Net may have to raise additional funds either from equity offerings, debt offerings, or revenue generation.

If only a portion of the offering is completed, the funds will be allocated as set out above in the Use of Proceeds table.

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The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by Globe Net.  To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available.  Conversely, any amounts not expended as proposed will be used for general working capital.  Globe Net will amend the registration statement by post-effective amendment if there are any material changes to the use of proceeds as described above.

Working capital is the cost related to operating Globe Net’s office.  It is comprised of telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies estimated at a minimum of $20,000 for one year.  Also, costs of being a public reporting company include the additional cost of preparing and filing reports with the SEC, which Globe Net has estimated at a minimum of $32,000 for the next 12 months.

Globe Net will not receive any proceeds from the sale of shares of common stock being offered by the selling stockholders.  If Globe Net fails to sell sufficient shares of common stock to cover the expenses of this offering, Globe Net will use existing working capital to pay all offering expenses.

Determination of Offering Price

The offering price was determined by using a number of factors.  Management considered the price of the most recent financing. Additionally, management estimated the cost of this offering plus the amount Globe Net needs to operate its business for the next 12 months.  Management determined the offering price by assessing Globe Net’s capital requirements against the price management thinks investors are willing to pay for Globe Net’s common stock.  Management has arbitrarily set the offering price of the shares of common stock at $0.05 per share, and in making such a determination considered several factors, including the following:

●	prevailing market conditions, including the history and prospects for the industry in which Globe Net competes;
●	Globe Net’s lack of business history;
●	the proceeds to be raised by the offering;
●	Globe Net’s capital structure; and
●	Globe Net’s future prospects.

Therefore, the public offering price of the shares of common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the future.  Additionally, because Globe Net has no significant operating history and has not generated any revenues to date, the price of its shares of common stock is not based on past earnings, nor is the price of the shares of common stock indicative of current market value for any assets owned by Globe Net.  No valuation or appraisal has been prepared for Globe Net’s business and potential business expansion.  You cannot be sure that a public market for any of Globe Net’s securities will ever be listed for trading or trade at a price higher than the offering price in this offering.

Globe Net is also registering for resale on behalf of selling stockholders up to 7,500,000 shares of common stock.  The shares of common stock offered for resale may be sold in a secondary offering by the selling stockholders by means of this prospectus.  Globe Net will not participate in the resale of shares by selling security holders.  Currently there is no market for Globe Net’s common stock and Globe Net wanted to give its shareholders the ability to sell their shares for a price equal or greater to the price they paid for their shares.  If Globe Net’s common stock is quoted for trading on the OTC Bulletin Board, the price of the common stock will then be established by the market.  The offering price for the shares offered by the selling shareholders does not bear any relationship to Globe Net’s assets, book value, earnings, or other established criteria for valuing a privately held company.  Accordingly, the offering price should not be considered an indication of the actual value of the Globe Net’s common stock nor should the offering price be regarded as an indicator of the future market price of Globe Net’s common stock.

Dilution

The shares offered for sale by the selling security holders are already issued and outstanding and, therefore, do not contribute to dilution.

Prior to this offering, Globe Net had 9,500,000 shares of common stock issued and outstanding as at May 31, 2012.  The net tangible book value of Globe Net as at May 31, 2012 was $(32,718) or $(0.00344) per share.  Net tangible book value per share is determined by dividing Globe Net’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.

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The average price paid by the present stockholders is $0.0018.  The following tables summarize the difference between the average price paid by present stockholders and the price to be paid by subscribers to this offering for 20%, 40%, 60%, 80%, and 100% subscription rates.

Analysis for 20% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	25.4%	90.5%
Subscribers in this Offering	$0.05	1,000,000	$50,000	74.6%	9.5%

Analysis for 40% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	14.5%	82.6%
Subscribers in this Offering	$0.05	2,000,000	$100,000	85.5%	17.4%

Analysis for 60% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	10.2%	76.0%
Subscribers in this Offering	$0.05	3,000,000	$150,000	89.8%	24.0%

Analysis for 80% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	7.8%	70.4%
Subscribers in this Offering	$0.05	4,000,000	$200,000	92.2%	29.6%

Analysis for 100% Subscription
Stockholder Type	Price Paid $	Number of Shares Held	Amount of Consideration Paid	Percentage of Consideration	Percentage of Shares Held
Present Stockholders	$0.0018	9,500,000	$17,000	6.4%	65.5%
Subscribers in this Offering	$0.05	5,000,000	$250,000	93.6%	34.5%

“Dilution” means the difference between Globe Net’s public offering price ($0.05 per share) and its proforma net tangible book value per share after implementing this offering and accounting for the cost of the offering.  “Net tangible book value per share” is determined by dividing Globe Net’s tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding.  The following table will show the net tangible book value of Globe Net’s shares both before and after the completion of this offering for 20%, 40%, 60%, 80%, and 100% subscription rates and the dilution per share to subscribers.

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	20%	40%	60%	80%	100%
Public offering price per share	$0.05	$0.05	$0.05	$0.05	$0.05
Net tangible book value per share before offering	$(0.00344)	$(0.00344)	$(0.00344)	$(0.00344)	$(0.00344)
Tangible assets	$29,975	$79,975	$129,975	$179,975	$229,975
Total liabilities	$35,693	$35,693	$35,693	$35,693	$35,693
Tangible net worth (May 31, 2012)	$(5,718)	$44,282	$94,282	$144,282	$194,282
Number of shares outstanding	10,500,000	11,500,000	12,500,000	13,500,000	14,500,000
Proforma net tangible book value per share after offering	$(0.00054)	$0.00385	$0.00754	$0.01069	$0.01340
Increase per share attributable to public investors	$0.00290	$0.00729	$0.01098	$0.01413	$0.01684
Dilution per share to subscribers	$0.05054	$0.04615	$0.04246	$0.03931	$0.03660

Even, if all shares of the offering are subscribed for, the amount of immediate dilution from the public offering price, which will be absorbed by the subscribers, will be more than $0.03 per share.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of their 7,500,000 shares of the common stock offered through this prospectus.  These shares were acquired from Globe Net in the following private placement:

1.
7,500,000 shares of Globe Net common stock that the selling shareholders acquired from Globe Net in a minimum-maximum offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 26, 2010.

Until a public market is established for Globe Net’s common stock, the selling shareholders will be offering their shares at the offering price of $0.05.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of Globe Net’s common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each before the offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Peng Jing	250,000	250,000	Nil	Nil
Zhang Pei de	250,000	250,000	Nil	Nil
Wu Feng	250,000	250,000	Nil	Nil
Wu Xiao Mei	250,000	250,000	Nil	Nil
Lei Dan	250,000	250,000	Nil	Nil
Wei Xiao Han	250,000	250,000	Nil	Nil
Wei Xiao Shuang	250,000	250,000	Nil	Nil
Wei Xian Ju	250,000	250,000	Nil	Nil
Wang Wei Peng	250,000	250,000	Nil	Nil
Zhong Hua	250,000	250,000	Nil	Nil
Wang Yin Chun	250,000	250,000	Nil	Nil
Zheng Xi Huan	250,000	250,000	Nil	Nil
Chen Tian	250,000	250,000	Nil	Nil
Liu Wei Qiong	250,000	250,000	Nil	Nil
Dai Chun Hua	250,000	250,000	Nil	Nil
Li Jun	250,000	250,000	Nil	Nil
Wei Yu Duo	250,000	250,000	Nil	Nil
Yang Jing Wen	250,000	250,000	Nil	Nil
Li Zhen Guo	250,000	250,000	Nil	Nil
Zhong Quan Sheng	250,000	250,000	Nil	Nil
Chen Ji Peng	250,000	250,000	Nil	Nil
Liang Heng Jun	250,000	250,000	Nil	Nil
Zeng Wen Min	250,000	250,000	Nil	Nil
Li Xian He	250,000	250,000	Nil	Nil
Huang Xiu Hong	250,000	250,000	Nil	Nil
Jin Bi Gu	250,000	250,000	Nil	Nil
Ma Ke Mao	250,000	250,000	Nil	Nil
Zhong Tao	250,000	250,000	Nil	Nil
Ye Quan	250,000	250,000	Nil	Nil
Wei Mao Chan	250,000	250,000	Nil	Nil
Total	7,500,000	7,500,000	0	0%

To the best of Globe Net’s knowledge and belief, (a) all of the shares of common stock are beneficially owned by the registered stockholders; (b) none of the selling stockholders has held any position or office with Globe Net, (c) none of the selling stockholders had or have any material relationship with Globe Net; (d) the registered stockholders each have the sole voting and dispositive power over their shares; (e) there are no voting trusts or pooling arrangements in existence; (f) no group has been formed for the purpose of acquiring, voting or disposing of the security; (g) none of the selling stockholders are broker-dealers or affiliates of a broker-dealer; and (h) all of the selling stockholders acquired their shares in a non-public offering that satisfied the provisions of Regulations S.  Each of these selling stockholders also agreed, as set out in their respective subscription agreements, that they would not, within one year after the original issuance of those shares, resell or otherwise transfer those shares except pursuant to an effective registration statement, or outside the United States in an offshore transaction in compliance with Rule 904, or pursuant to any other exemption from registration pursuant to the Securities Act, if available.

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Plan of Distribution

Globe Net will have two types of shares that will be available for distribution:

1.	a self-underwritten offering of new shares related to its Initial Public Offering; and
2.	a secondary offering of non-affiliate shares owned by selling stockholders.

New Shares Related to Globe Net’s Self-Underwritten Offering

Globe Net will attempt to sell a maximum of 5,000,000 shares of common stock to the public on a self underwritten basis at an offering price of $0.05 per share.  Globe Net’s gross proceeds will be $250,000 if all the shares offered are sold.  Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold.  If Globe Net fails to sell all the shares it is trying to sell, its ability to implement its business plan will be materially affected, and you may lose all or substantially all of your investment.  There is no minimum number of shares of common stock that must be sold on behalf of Globe Net in order to accept funds and consummate investor purchases.  Neither Globe Net nor Mr. Ku Wai Li, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

Globe Net will sell the shares in this offering through Mr. Li, its sole officer and director.  Mr. Li will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which persons associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer.  The conditions are that

1.	The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer;

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

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Mr. Li is not statutorily disqualified, nor is Mr. Li being compensated, and nor is Mr. Li associated with a broker/dealer.  Mr. Li is and will continue to be Globe Net’s sole officer and director at the end of the offering.  Mr. Li has not been during the last 12 months, and is currently not, a broker/dealer or associated with any broker/dealer.  Mr. Li has not during the last 12 months, and will not in the next 12 months, offered or sold securities for another issuer.

Mr. Li is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule.  Should Mr. Li conduct this offering in any way that violates Rule 3a4-1, then each of Mr. Li and Globe Net could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which Globe Net’s securities are offered.

Mr. Li, as well all current stockholders, may purchase securities in this offering upon the same terms and conditions as public investors.  If any purchase by a current stockholder triggers a material change, Globe Net would promptly file a post effective amendment to this registration statement.  Any of these purchasers would be purchasing Globe Net’s shares of common stock for investment and not for resale.

No broker or dealer is participating in this offering.  If, for some reason, Globe Net’s directors and stockholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering.  This amendment would also detail the proposed compensation to be paid to any such broker or dealer.  The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named.  In addition to the foregoing requirements; Globe Net would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a “no objection” position from that organization on the fairness of the underwriting compensation.  Globe Net would also have to amend, as applicable, its filings at the state and provincial level.

Offering Period and Expiration Date

The offering will remain open until March 31, 2013.

Procedures for subscribing

If you decide to subscribe for any shares in this offering, you must

1.	complete, sign and deliver a subscription agreement in the form attached as Exhibit 99.1, and

2.	deliver a check or certified funds to “Globe Net Wireless Corp.” for acceptance or rejection.

Right to reject subscriptions

Globe Net has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by Globe Net to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after Globe Net receives them by contacting the subscriber via telephone.  If Globe Net receives an offer on a Friday, Globe Net will confirm its acceptance or rejection of the subscription by telephone over the weekend to comply with the 48 hour commitment.  Within 10 days of accepting a subscription Globe Net will deliver via courier to the subscriber a copy of the accepted and signed subscription agreement and a share certificate representing the shares subscribed for.

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Secondary Offering of Non-Affiliate Shares Owned by Selling Shareholders

The selling shareholders who currently own 7,500,000 shares of common stock in the capital of Globe Net may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $0.05 per share until Globe Net’s shares may be quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.  A description of the selling limitations defined by Rule 144 can be located on page 27 of this prospectus.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with Globe Net.  Such partners may, in turn, distribute such shares as described above. Globe Net can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Globe Net is bearing all costs relating to the registration of the common stock owned by the selling shareholders.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

● ●
not engage in any stabilization activities in connection with Globe Net’s common stock;
furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

●	not bid for or purchase any of Globe Net’s securities or attempt to induce any person to purchase any of Globe Net’s securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Globe Net’s stock qualifies as a penny stock and as a result will be subject to these penny stock rules.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

● ● ●
contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

● ● ●
contains a toll-free telephone number for inquiries on disciplinary actions;
defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.	with bid and offer quotations for the penny stock;
2.	details of the compensation of the broker-dealer and its salesperson in the transaction;
3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for Globe Net’s stock because it will be subject to these penny stock rules.  Therefore, shareholders may have difficulty selling those securities.

Regulation M

During such time as Globe Net may be engaged in a distribution of any of the shares Globe Net is registering by this registration statement, Globe Net is required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Globe Net has informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and Globe Net has also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Description of Securities to be Registered

General

Globe Net’s authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at the date of this prospectus, 9,500,000 common shares are issued and outstanding and owned by 31 shareholders of record.  All of the common shares are fully paid for and non-assessable.

Holders of Globe Net’s common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of one-third of shares of common stock, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Globe Net’s shareholders.  A vote by the holders of a majority of Globe Net’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Globe Net’s Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of Globe Net’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to Globe Net’s common stock.

Dividend Policy

Globe Net has never declared or paid any cash dividends on its common stock.  Globe Net currently intends to retain future earnings, if any, to finance the expansion of its business.  As a result, Globe Net does not anticipate paying any cash dividends in the foreseeable future.

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Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase Globe Net’s securities.  Globe Net may, however, issue warrants to purchase its securities in the future.

Options

As of the date of this prospectus, there are no options to purchase Globe Net’s securities.  Globe Net may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, Globe Net has not issued and does not have outstanding any securities convertible into shares of Globe Net’s common stock or any rights convertible or exchangeable into shares of Globe Net’s common stock.  Globe Net may, however, issue such convertible or exchangeable securities in the future.

Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future shareholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its shareholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the State of Nevada and which has 200 or more shareholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As Globe Net currently has less than 200 shareholders and no shareholders in the State of Nevada the statute does not currently apply to Globe Net.

If Globe Net does become an “Issuing Corporation” in the future, and the statute does apply to Globe Net, its sole director Mr. Ku Wai Li on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of Globe Net’s outstanding common stock, provided he does so by the specified 10th day after any acquisition of a controlling interest.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Conrad C. Lysiak, Attorney at Law of Spokane, Washington has provided the legal opinion regarding the legality of the shares being registered.

The financial statements included in this prospectus have been audited by K. R. Margetson Ltd., Chartered Accountant, of 331 East 5th Street, North Vancouver, British Columbia, V7L 1M1, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Globe Net is a Nevada company and was incorporated on September 4, 2009.  Globe Net is a startup company engaged in the development of proprietary wireless broadband technology for the purpose of becoming a rural internet service provider (RISP).  Globe Net is a “shell” company as defined by the SEC as a result of only having nominal operations and nominal assets.  Globe Net is an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Globe Net’s mission is to provide rural communities with high-speed internet connectivity at speeds equal or better than existing competing services.  Through the use of its Internet and wireless connectivity systems, Globe Net will try to provide internet and related services to both consumers and businesses in currently under serviced or unserviceable areas at real broadband speeds.  Globe Net plans to offer for sale its GNW Systems to residents and businesses located in under-serviced or non-serviced rural areas worldwide with the initial focus on North America and China.  See “Plan of Operation” and “Management’s Discussion and Analysis of Financial Condition” below for more information.  As of the effective date of this prospectus Globe Net has not conducted any business operations nor generated any revenues.

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Since September 2009, Globe Net has had its executive head office at 2302-3 Pacific Plaza, 410 Des Voeux Road West, Hong Kong.  The telephone number at this office is (852) 37-55-8010.  Globe Net is renting the administrative office on a month to month basis.

Globe Net has an authorized capital of 200,000,000 common shares with a par value of $0.001 per share with 9.5 million common shares currently issued and outstanding.

Globe Net has not been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Globe Net’s business.

Plan of Operation

Globe Net’s plan of operation for the remainder of its fiscal year is to:

1.	develop Internet and wireless connectivity systems and develop its website;
2.	identify and establish supply contracts with equipment suppliers and service providers;
3.	identify and obtain required licenses and permits;
4.	market rural internet service packages to potential users;
5.	train staff and technicians;
6.	set up transmitting locations / towers; and
7.	sign up a minimum of 100 subscribers to its residential and commercial service packages.

The implementation of the different phases of Globe Net’s plan of operation will depend on the subscription rate of Globe Net’s offering.  Phases 1-3 can be implemented with a minimum subscription rate of 40%.  Each of the first three phases and some of Phase 4 can be implemented with a minimum subscription rate of 60%.  With a subscription rate of 80%, each of Phase 1, Phase 2, Phase 3, and Phase 5, and substantially all of Phase 4, and most of Phase 6 can be implemented.  Each of the first five phases and Phase 7 and substantially all of Phase 6 can be implemented with a subscription rate of 100%.

Phase 1 - Develop the Internet and wireless connectivity systems (3 months)

In Phase 1, Globe Net plans to (1) develop its Internet and wireless connectivity systems (the “GNW System”) and (2) develop its website.

The development of the GNW System will consist of identifying potential viable target markets, producing a list of equipment required for the GNW System in the particular target markets, and identifying potential suppliers and service providers.  Target markets will be identified based on the potential number of (a) potential subscribers and (b) locations for transmission towers or existing transmission towers.

Simultaneously, Globe Net will develop and populate its website (www.globenetwireless.com) with information regarding its business and the GNW System.

Globe Net has budgeted $15,000 for this phase and expects it to take three months to complete, with completion expected within the first three months of Globe Net’s plan of operation.  This phase can be implemented with a minimum subscription rate of 40%.

Phase 2 – Identify and establish supply contracts (6 months)

In Phase 2, Globe Net plans to (1) identify equipment suppliers and service providers in its identified target markets and (2) enter into supply contracts with the particular equipment suppliers and service providers.

In this phase of its plan of operations, Globe Net will identify reliable and competitive equipment suppliers, establish time lines for equipment supply and service capabilities, and establish lease criteria.

Globe Net has budgeted $10,000 for this phase and expects it to take six months to complete, with completion expected within the first six months of Globe Net’s plan of operation.  Also, during this phase, Globe Net will continue to (a) develop its GNW System and (b) develop its website.  Phase 2 will overlap with Phase 1 and will be worked on simultaneously with Phase 1.  This phase can be implemented with a minimum subscription rate of 40%.

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Phase 3 – Identify and obtain required licenses and permits (6 months)

In Phase 3, Globe Net plans to identify and obtain all required licenses and permits in each identified target market.  Globe Net will need to identify all required licenses and permits in a particular target market and then prepare and submit an application with the applicable regulatory body with all requisite information and documents.  Also, Globe Net may be required to conduct a compliance study to ensure that the GNW System does not interfere or conflict with other transmissions in that target market.

Globe Net has budgeted $20,000 for this phase and expects it to take six months to complete, with completion expected within the first six months of Globe Net’s plan of operation.  Also, during this phase, Globe Net will continue to (a) develop its GNW System, (b) develop its website, and (c) identify and establish supply contracts.  Phase 3 will overlap and will be worked on simultaneously with Phases 1 and 2.  This phase can be implemented with a minimum subscription rate of 40%.

Phase 4 –Market rural internet service packages to potential users (6 months)

In Phase 4, Globe Net plans to implement its marketing and sales program for its rural internet service packages.

Globe Net has budgeted $40,000 for this phase and expects it to begin within the next six months and will be an ongoing phase of Globe Net’s plan of operation.  This phase can be substantially implemented with a minimum subscription rate of 80% and fully implemented with a minimum subscription rate of 100%.

Phase 5 – Train staff and technicians (4 months)

In Phase 5, Globe Net plans to (1) interview and recruit technical and administrative personnel, (2) identify consultants to be hired on an “as needed basis”, and (3) develop working protocols and contracts for consultants.

Globe Net has budgeted $10,000 for this phase and expects it to take four months to complete, with completion expected within the first eight months of Globe Net’s plan of operation.  This phase can be implemented with a minimum subscription rate of 60%.

Phase 6 – Set up transmitting locations / towers (4 months)

In Phase 6, Globe Net plans to (1) identify commercially viable markets, (2) evaluate viability of using existing towers for transmission within these markets, (3) establish relationships with local companies that erect, maintain and secure tower facilities, and (4) purchase equipment and supplies.

Globe Net has budgeted $100,000 for this phase and expects it to take four months to complete, with completion expected within the final eight months of Globe Net’s plan of operation.  Also during this phase, Globe Net will continue to train and hire staff and technicians.  Phase 6 will overlap with Phase 5 and will be worked on simultaneously with Phase 5.  This phase can be partially implemented with a minimum subscription rate of 80% and a majority implemented with a minimum subscription rate of 100%.

Phase 7 – Sign-up subscribers to rural internet service packages (8 months)

In Phase 7, Globe Net plans to sign-up a minimum of 100 subscribers for each viable target market identified.  This phase of Globe Net’s plan of operation will be ongoing.

Globe Net has budgeted $10,000 for this phase and expects it to take eight months to complete, with completion expected within the last eight months of Globe Net’s plan of operation.  This phase can be substantially implemented with a minimum subscription rate of 80% and fully implemented with a minimum subscription rate of 100%.

Accounting and Audit Plan

Globe Net intends to continue to have its outside consultant assist in the preparation of Globe Net’s quarterly and annual financial statements and have these financial statements reviewed or audited by Globe Net’s independent auditor.  Globe Net’s outside consultant is expected to charge Globe Net approximately $700 to prepare Globe Net’s quarterly financial statements and approximately $2,000 to prepare Globe Net’s annual financial statements.  Globe Net’s independent auditor is expected to charge approximately $1,000 to review each of Globe Net’s quarterly financial statements and approximately $7,500 to audit Globe Net’s annual financial statements.  In the next twelve months, Globe Net anticipates spending approximately $12,000 to pay for its accounting and audit requirements.

SEC Filing Plan

Globe Net intends to become a reporting company in 2012 after its registration statement is declared effective.  This means that Globe Net will file documents with the US Securities and Exchange Commission on a quarterly basis.  Globe Net expects to incur filing costs of approximately $5,000 per quarter to support its quarterly and annual filings.  In the next 12 months, Globe Net anticipates spending approximately $20,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of Globe Net’s common stock.

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Management anticipates that Globe Net will require a minimum of $255,000 of working capital to conduct its proposed business operations for the next 12 months.  In addition to the estimated costs of $32,000 for preparing and filing reports with the SEC for the next 12 months, management estimates that Globe Net will incur an additional $20,000 in annual costs to operate its office, including costs for telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies.

Globe Net currently does not have sufficient funds to complete each phase of its proposed plan of operation or to satisfy its cash requirements for the next 12 months.  Without additional funding, management expects that Globe Net will only be able to conduct its plan of operations for the next two months using its currently available working capital.  Until Globe Net is able to generate any consistent and significant revenue it will be required to raise the required working capital by way of equity or debt financing.  Globe Net intends to finance its plan of operation initially with equity financing, private loans, if required, and then with revenues generated from its business operations.  Currently, Globe Net does not have any loan arrangement or binding commitment for funding.

Products

Globe Net plans to deliver high-speed Internet service wirelessly to rural subscribers.  It is Globe Net’s goal is to offer quality, high-speed wireless Internet service to end-users who are without Internet service or underserviced as a result of inferior technologies.  Globe Net intends to develop a new technology that will broadcast an omni-directional wireless signal with a radius of up to approximately 20 miles using 700MHz spectrum.  Unlike microwave, WiFi, or WiMax, direct line of sight is not necessary, which increases its practicality while reducing broadcasting costs.  Globe Net’s Internet and wireless connectivity systems will transmit high-speed Internet service wirelessly over the 600MHz - 800MHz spectrum, 700MHz being the optimal band, at speeds as high as 20Mbps (megabits per second) download and 4Mbps upload.  The signal will be transmitted from an omni-directional antenna mounted on an elevated structure, such as a transmission or communications tower.  Because the signal  is transmitted at a relatively low frequency, it is not as susceptible to obstructions as Wi-Fi or satellite services, as the signal can penetrate through most vegetation and other solid obstacles such as buildings.

To date, Globe Net has not started any research or development on the GNW System.

The possible applications of the GNW System are numerous.  The Internet is a communications infrastructure and has become a necessity for most businesses.  Globe Net will leverage the GNW System to offer a variety of Internet packages and related services.

A.           Broadband Internet Service

1.           Globe Net will offer two residential service options:

(a)                 Standard High-Speed – Transfer rates of up to 2.5Mbps download and 1.0Mbps upload.
(b)                 X-Streamsm High-Speed – Transfer rates of up to 5.0Mbps download and 1.0Mbps upload.

2.           Globe Net will offer two commercial service options:

(a)                 Business Standard – Transfer rates of up to 2.0Mbps download and 1.0Mbps upload.
(b)                 Business X-Streamsm – Transfer rates of up to 5.0Mbps download and 3.0Mbps upload.

B.           Voice-Over-IP Telephone Service

Globe Net’s VoIP telephone service will take advantage of many of the GNW System’s unique enhancements, most notably its signal noise reduction (SNR) technology.  The GNW System will improve voice clarity and increase tonal range, so telephone conversations will sound as good as or better than standard land-line service.  Globe Net will deploy its VoIP service once it achieves a monthly subscriber base of at least 300 subscribers in each rural installation community.

Markets

Beginning with and focusing on China and North America, Globe Net plans to offer for sale its GNW Systems to residents and businesses located in under-serviced or non-serviced rural areas.  Globe Net will target rural areas or installation communities with the potential for a minimum of 300 subscribers for its Internet packages and related services.  When Globe Net has sufficient revenue and assets to expand, Globe Net plans to expand to other markets where residents and businesses require a rural internet service provider, which may include Europe and South America.

Distribution Methods

Globe Net intends to advertise the availability of the GNW System and related service packages in the target markets through traditional print and radio media.  Distribution of the GNW System will be conducted by an employee or consultant of Globe Net for both the transmitting end and the receiving end of the GNW System.

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Status of Products

As of the effective date of this prospectus Globe Net has not developed any products or the GNW System.  GNW plans on procuring and assembling the communication towers in China and delivering the towers via subcontractors.  Mr. Li is presently looking for locations in China to have the towers and other equipment assembled stored.  To date, Mr. Li has not entered into any agreement for an assembly and storage warehouse.

Competitive Conditions

Almost all rural internet service providers who currently offer wireless Internet to rural areas use either standard Wi-Fi (802.11b) or satellite technology.

Wi-Fi / 802.11b

802.11b products appeared on the market in early 2000.  802.11b has a maximum raw data rate of 11 Mbps, with average throughput of about 4.5Mbps.  802.11b devices suffer interference from other products operating in the 2.4GHz band.  When implemented as a rural Internet solution, the path between the transmission tower and the receiving equipment must be in direct line-of-sight or better.  Obstructions, such as trees or snow, can cause connection problems.  Wi-Fi services typically offer speeds of up to 2.5Mbps download and 1.0Mbps upload.  Prices can be relatively low, but speed, reliability, and availability are all common issues.

Satellite

Satellite Internet service is available in even the remotest locations.  However, satellite also requires a completely clear line-of-sight between the dish and the satellite for the system to work.  In addition to the signal being susceptible to absorption and scattering by moisture, it is similarly impacted by the presence of trees and other vegetation in the path of the signal.  Most consumer satellite systems operate above 2 GHz making them sensitive to even minor obstructions such as cloudy skies, heavy rain, or leaves on the receiving dish.  Typical satellite services offer speeds of up to 1.0Mbps download and 256kbps upload.  Pricing can be quite high, and problems such as low speeds, inconsistent connections, and high latency are common

For most major providers, bringing internet service to these remote locations is simply an unprofitable proposition either because there are not enough potential customers or because it is too costly to justify expansion of their network in the area.  Some competitors of Globe Net include Omnicity Corp., a public company located in Rushville, Indiana, and Machlink Corporation, a private company located in Edmonton, Alberta, Canada.

The GNW System offers faster Internet speeds than what some competing companies are currently offering to their rural subscribers.  While higher download speeds are immediately obvious to most internet users (i.e. loading pages faster, downloading content faster), faster upload speeds achievable through the use of the GNW System will appeal to commercial and business users as information can be sent from the location faster.  This is a definite advantage for organizations running servers that often transmit information (i.e. medical, governmental) or, transmit large amounts of information (i.e. file server, content provider).

Some people still regard higher Internet speed as a luxury, only good for loading web pages faster or downloading the latest music videos quicker. However, having faster Internet provides many more advantages not only for consumers but for businesses as well.

Increased Productivity – Users can retrieve large documents, research information, and send and receive email quicker.  Rural business employees do not need to go on trips to other locations for meetings.  Instead, they can join web conferences, allowing businesses save time that would otherwise be spent on several days of travel as well as on money for flights, hotels, meals, and rental cars.

Increased Flexibility – Broadband Internet makes working at home possible. Users can remotely connect to their office computers and perform tasks as if they were in that office.  This makes it possible for employees in remote areas to work as part of a larger office environment without the expense of traveling to and from work.

Internet Telephony – Rural users really take advantage of Voice-Over-IP (VoIP) for their telephone service.  In areas were cellular phone coverage is non-existent or unreliable and land-line service is only partially available, VoIP is a good solution.  Plus, with typically lower monthly and long distance fees, VoIP users can realize substantial cost savings. VoIP will not work well with satellite Internet because of the high latency inherent in that technology.

Expanded Communications – Many people use programs like Skype and Google Chat to video conference or voice chat with family members and friends.  Businesses use web conferencing to have meetings or real-time collaboration software to work on team-centric projects.  Educational establishments are using it to reach out to students who cannot attend classes physically or post videos of lectures for students to download and review at a later time.  All of these applications require high-speed access.

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Multimedia Entertainment – Faster Internet delivers better multimedia entertainment. Without real broadband connectivity, viewing videos or downloading music is not a satisfying experience. In fact, some services will not even work without a fast enough Internet connection.

Also, with the GNW System, Globe Net can bring the Internet to areas where Wi-Fi service cannot reach simply because the GNW System is not as susceptible to the pitfalls that affect the other technologies and will not be prone to these interference problems.

Line-of-Sight - Wi-Fi relies on having direct line-of-sight between the transmission tower and the receiving antenna, leaving many locations unserviceable. For example, with trees or other vegetation in the signal path between the source and receiver, Wi-Fi service would not work. Satellite Internet requires a clear line-of-sight between the receiving dish and the orbiting satellite, so inclement weather such as snow or heavy rain or even cloudy skies, can adversely affect the service.  The GNW System’s lower operating frequency will allows its signal to pass through buildings, trees and other obstacles, thereby reaching locations Wi-Fi simply cannot “see”.

Interference - Wi-Fi operates at 2.4GHz. Other devices operating at this frequency, like microwave ovens, Bluetooth devices, baby monitors, and cordless telephones will interfere with a Wi-Fi signal.  Satellite systems are prone to rain fade (degradation during heavy precipitation) and occasional brief periods of solar interference in mid-March and late September, when the sun lines up with the satellite for a few minutes each day.  Rain fade and solar interference affect all satellite links from time to time, not just Internet systems.

Raw Materials / Equipment

Globe Net will need the following equipment to provide its GNW System for Internet packages and related services:

Transmitting End:

• an omni-directional antenna mounted on a communications tower
• server with proprietary software
• custom-designed signal amplifier
• transmitter designed to use the 700MHz-714MHz spectrum range
• duplexer
• 100Mb fibre optic connection

The equipment used at the transmitting location will support up to 5,000 subscribers.  The omni-directional antenna must be mounted on a communication or equipment tower, with wiring running into an enclosed base location where the balance of the equipment is housed.  Getting fibre optic connectivity to the tower may not always be feasible.  If broadband / fibre optic lines are not available in the vicinity of an optimal tower location, fibre optic cables would need to be laid at a cost of $2-$5 per foot.  If the distance from the closest broadband source to the tower is long, the cost would be prohibitively high and a microwave solution would need to be implemented.

Receiving End:

• a simple Yagi-Uda directional antenna connected via coaxial cable to a modem
• Apple AirPort Extreme 801.11n router (providing up to 300Mbps speeds)
• Apple TV multimedia device connected to a monitor
• Apple iMac computer connected wirelessly via AirPort router

The Yagi-Uda antenna will be mounted outside and point in the general direction of the communication tower location.  However, the tower does not have to be in line-of-sight of the antenna.  The installation setup at the receiving location is relatively simple.  Installation of the external antenna, coaxial cabling to the inside and installation and setup of the cable modem takes approximately 45-60 minutes.

For multi-dwelling unit buildings (i.e. apartment buildings, condominiums), a single Yagi-Uda antenna can be installed on the top of the building.  Using a signal amplifier, the GNW System signal can be connected directly into the building’s coaxial cabling system which would be available in every unit.  A cable modem would still be required for each subscriber installation.  The cable modems can communicate bi-directionally and can be managed remotely.  From there it will be easy for a service provider to diagnose connection problems, update modem software, and impose or remove access restrictions as needed.

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Principal Suppliers

Globe Net currently has no principal suppliers for equipment or services.  Globe Net needs to establish a supply chain for the required equipment and the raw materials for its GNW Systems.  Also, Globe Net will need to identify service providers within the rural installation communities to provide the required services to the subscribers.  Mr. Li, through his accounting background in the Chinese electronic manufacturing industry, will provide Globe Net with management for production and for supply chains and will procure competitive labor and supply costs.

Dependence on Customers

Currently, Globe Net is not and will not be dependent on one or a few major customers.

Trademark and Licenses

Globe Net currently has no patents or trademarks; and Globe Net is not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Government Approvals and Regulations

Currently, Globe Net is in compliance with all business and operations licenses that are typically applicable to most commercial ventures.  However, there can be no assurance that existing or new laws or regulations that may be adopted in various jurisdictions in the future will not impose additional fees and taxes on Globe Net and its business operations.  Management is not aware of any such revisions to existing laws and regulations nor new laws or regulations that could have a negative impact on Globe Net’s business and add additional costs to Globe Net’s business operations.

Additionally, most of the broadband spectrum that Globe Net intends to use for transmission of its services is not required to be licensed as it does not cause radio frequency interference.  However, many of the frequencies that Globe Net may use in the future are currently highly regulated by those and other applicable regulators.  EMC transmissions are regulated by the US Federal Communications Commission and Industry Canada.  All equipment liable to cause radio frequency interference is subject to the regulations of these regulatory bodies.

Also, Globe Net may be subject to regulation by the US Federal Aviation Administration and Transport Canada regarding the use and construction of transmission towers and to certain local zoning regulations affecting construction of transmission towers and other facilities.  There may also be restrictions imposed by local authorities.  Currently, Globe Net is not regulated by any such regulatory bodies.

As an emerging growth company” Globe Net will be governed by the Jumpstart Our Business Startups Act (the “JOBS Act”).

Jumpstart Our Business Startups Act

In April 2012, the JOBS Act was enacted into law.  The JOBS Act provides, among other things:

-	exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing;
-
amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Exchange Act;

-	relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
-	adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and
-
exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year.  A company will no longer qualify as an “emerging growth company” after the earliest of:

(a)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(b)	the completion of the fiscal year of the fifth anniversary of the company's IPO,
(c)	the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
(d)	the company becoming a “larger accelerated filer” as defined under the Exchange Act,

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings.  Those exemptions that impact Globe Net are discussed below.

Page - 26

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act will differ from registration statements filed by other companies as follows:

(1)
audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as Globe Net are regardless only required to provide two years of financial statements);

(2)
selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as Globe Net are not required to provide selected financial data as required by Item 301 of Regulation S-K); and

(3)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies.  Globe Net is a smaller reporting company.  Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts Globe Net’s independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of Globe Net’s independent registered public accounting firm to file a report on Globe Net’s internal control over financial reporting, although management is still required to file its report on the adequacy of Globe Net’s internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Exchange Act for companies with a class of securities registered under the Exchange Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement.  The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision.  In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the “emerging growth company’s” IPO.

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show.  This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the “emerging growth company” is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected to opt out of the transition period.

Research and Development Costs

Globe Net has not spent any funds on either company-sponsored research and development activities or customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services, or techniques.

Employees

Globe Net currently does not have any employees.  Globe Net intends to retain the services of trained staff and technicians as needed, which will include technical and administrative personnel and service provider technicians.  Globe Net will also retain consultants on an “as needed basis”.

Page - 27

Description of Property

Globe Net currently has no assets, with the exception of its website (www.globenetwirelss.com).

Globe Net’s executive offices are located at 2302-3 Pacific Plaza, 410 Des Voeux Road West, Hong Kong. Globe Net is renting the offices on a month to month basis.  Management believes that Globe Net’s current facilities are suitable and adequate to meet its current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of Globe Net’s Business operations.

Legal Proceedings

Globe Net has no legal proceedings that have been or are currently being undertaken for or against Globe Net nor are any contemplated.

SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission.  Globe Net will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).  As a reporting company Globe Net will file quarterly, annual, and other reports with the SEC.  Globe Net is only obliged to report to the SEC for one year, however, it is the intention of management to continue reporting with the SEC after that initial year.  Until then, Globe Net and its affiliates and certain shareholders of Globe Net will not be required to file certain reports with the SEC, including beneficial owner reports, and will not be subject to certain rules, including proxy rules.

Globe Net’s reporting obligations will automatically be suspended when (1) its common shares reporting under Section 15(d) are registered under Section 12 of the Exchange Act (e.g., such as when Globe Net’s common shares are listed on an exchange or quoted on a quotation system), or (2) at the beginning of Globe Net’s fiscal year, its common shares are held of record by fewer than 300 persons. In the first instance, Globe Net would be furnishing periodic reports to the SEC (by reason of Section 13).  In the latter case, Globe Net would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300.

In addition, the periodic reporting obligations under Section 15(d) may be suspended during Globe Net’s fiscal year if Globe Net relies on Rule 12h-3.  The suspension under Rule 12h-3 is available if Globe Net has properly furnished all reports required under Section 15(d) to date and its common shares are either (1) held of record by fewer than 300 persons, or (2) held of record by fewer than 500 persons and the total assets of Globe Net are less than $10 million.  Globe Net will be required to file a certification on Form 15 with the SEC to avail itself of the suspension.

You may read and copy any materials Globe Net files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549.  You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Since Globe Net is an electronic filer, the easiest way to access its reports is through the SEC’s Internet website that contains information regarding issuers that file electronically with the SEC.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for Globe Net’s common stock.  Globe Net anticipates applying for trading of its common stock on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”) upon the effectiveness of the registration statement of which this prospectus forms a part.  However, Globe Net can provide no assurance that its shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Globe Net has no common stock that is subject to outstanding warrants to purchase or securities that are convertible to Globe Net common stock.

As of September 6, 2012, Globe Net had 9.5 million common shares outstanding of which 7.5 million common shares are owned by non-affiliate shareholders and 2 million common shares are owned by Globe Net’s sole director and officer who is an affiliate.

Subject to the Rule 144 volume limitations and the “shell company” trading restrictions described in the paragraph below, there are a total of 9,500,000 shares of Globe Net’s common stock that can be sold pursuant to Rule 144 as follows:

●	2 million shares of common stock owned by one affiliates since September 14, 2009; and
●	7.5 million shares of common stock owned by 30 non-affiliates since January 26, 2010.

Page - 28

Rule 144 Shares

Subject to Globe Net’s status as a “shell company” as defined by the SEC and discussed below, under Rule 144 a shareholder, including an affiliate of Globe Net, may sell shares of common stock after at least six months have elapsed since such shares were acquired from Globe Net or an affiliate of Globe Net.  Rule 144 further restricts the number of shares of common stock which may be sold within any 90 day period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.  Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Globe Net, and who has not been an affiliate of Globe Net for 90 days prior to the sale, and who has beneficially owned shares acquired from Globe Net or an affiliate of Globe Net for more than one year may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

If Globe Net is classified as a “shell company” for having (1) no or nominal operations and (2) no or nominal assets, then Rule 144 will not be available to the shareholders of Globe Net and they would not be able to sell their shares until Globe Net is no longer classified as a “shell company” or the shares are registered.  Shareholders would only be able to rely on Rule 144 and to sell their shares (a) once the shares are registered or (b) one year after Globe Net files the required information once it ceases to be a “shell company”.

Holders of Globe Net’s Common Stock

As of September 6, 2012, Globe Net had 31 holders of its common stock.

Equity Compensation Plans

Globe Net has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

Globe Net has not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in Globe Net’s articles of incorporation or bylaws that restrict Globe Net from declaring dividends.  The Nevada Revised Statutes, however, do prohibit Globe Net from declaring dividends where, after giving effect to the distribution of the dividend:

Globe Net would not be able to pay its debts as they become due in the usual course of business; or

Globe Net’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Globe Net has not declared any dividends.  Globe Net does not plan to declare any dividends in the foreseeable future.

Page - 29

Financial Statements

GLOBE NET WIRELESS CORP.

AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD SEPTEMBER 4, 2009 (INCEPTION)

TO THE PERIOD ENDED AUGUST 31, 2011

Page - 30

K. R. MARGETSON LTD.*	Chartered Accountant
keith@krmargetson.com	Fax: (toll free both offices) 1.877.874.9583
Schelt office	North Vancouver office
PO Box 45, 5588 Inlet Avenue	331 East 5th Street
Sechelt BC V0N 3A0	North Vancouver BC V7L 1M1
Tel: 604.885.2810	Tel: 604.929.0891
Fax: 1.877.874.9583	* denotes an incorporated professional

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Globe Net Wireless Corp:

We have audited the accompanying balance sheet Globe Net Wireless Corp (A Development Stage Company) as of August 31, 2011 and 2010  and the related statements of operations, stockholders' equity and cash flows for the period for the years ended August 31 , 2011 and 2010 and from date of inception, (September 4, 2009) to August 31, 2011.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provides a reasonable basis for our opinion.

In our opinion, based on our audits, these financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2011 and 2010 and the change in equity and the results of its operations and its cash flows for the years ended August 31, 2011 and 2010 and for the period from date of inception (September 4, 2010) to August 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company and has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to their planned financing and other matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As disclosed in Note 8, to the financial statements, the 2011 and 2010 financial statements have been restated to correct a mistake.

North Vancouver, Canada                                                                      /s/ K. R. Margetson Ltd.
December 20, 2011                                                                              Chartered Accountant

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
BALANCE SHEETS
As at August 31, 2011 and 2010

	August 31	August 31
	2011	2010

ASSETS		Restated

CURRENT ASSETS
Cash and cash equivalents	$1,437	$10,550
Prepaid Expense		900

Total Current Assets	1,437	11,450

INTANGIBLE ASSETS
Website Development – Note 5	855	-

Total Assets	$2,292	$11,450

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable	$13,764	$1,280
Accrued Liabilities	1,650	1,778

Total Current Liabilities	15,414	3,058

Going Concern – Note 2

STOCKHOLDER'S EQUITY
Common Stock - Note 4
Par Value:$0.001
Authorized 200,000,000 shares
Issued 9,500,000 shares	9,500	9,500
Additional Paid in Capital	7,500	7,500
Deficit Accumulated during the development stage	(30,122)	(8,608)
Total Stockholders' Equity (Deficit)	(13,122)	8,392

Total Liabilities and Stockholders' Equity (Deficit)	$2,292	$11,450

The accompanying notes are an integral part of the financial statements

GLOBE NET WIRELESS CORP. (A Development Stage Company) STATEMENT OF OPERATIONS For the years ended August 31, 2011 and 2010 and for the period from September 4, 2009 (Inception) to August 31, 2011

	For the year ended August 31	For the year ended August 31	For the period September 4, 2009 (inception) to August 31
	2011	2010	2011
	Restated	Restated

REVENUES	$-	$-	$-

EXPENSES
General and administrative expenses	$21,514	$7,008	$28,522
Incorporation costs	-	1,600	1,600

Net loss and comprehensive loss	$(21,514)	$(8,608)	$(30,122)

Loss per share of common stock
-Basic and diluted	$(0.002)	$(0.001)

Weighted average shares of common stock
-Basic and diluted	9,500,000	5,851,108

The accompanying notes are an integral part of the financial statements

GLOBE NET WIRELESS CORP. (A Development Stage Company) STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY) For the period from September 4, 2009 (inception) to August 31, 2011

				Deficit
				accumulated
			Additional	during the
	Common stock		Paid-in	development
	Shares	Amount	Capital	stage	Total

Balance, September 4, 2009 (Inception)	-	$-	$-	$-	$-

September 14, 2009,authorized to issue 2,000,000 common shares at $.001 per share for cash subscriptions received	2,000,000	2,000	-	-	2,000

January 26, 2010, authorizes to issue 7,500,000 common shares at $.002 per share for cash subscriptions received	7,500,000	7,500	7,500	-	15,000

Net loss and comprehensive loss for the year (restated)	-	-	-	(8,608)	(8,608)
Balance, August 31, 2010	9,500,000	9,500	7,500	(8,608)	8,392

Net loss and comprehensive loss for the year (restated)	-	-	-	(21,514)	(21,514)
Balance, August 31, 2011	9,500,000	$9,500	$7,500	$(30,122)	$(13,122)

The accompanying notes are an integral part of the financial statements

GLOBE NET WIRELESS CORP. (A Development Stage Company) STATEMENTS OF CASH FLOWS For the years ended August 31, 2011, and 2010 And for the period from September 4, 2009 (Inception) to August 31, 2011

	For the	For the period	For the period
	year ended	September 4, 2009	September 4, 2009
	August 31,	(inception) to	(inception) to
	2011	August 31, 2010	August 31, 2011
	Restated	Restated
Cash Flows from (used in) Operating Activities
Net Income (Loss)	$(21,514)	$(8,608)	$(30,122)
Adjustments to reconcile net income to net cash provided
by (used in) operating activities
Amortization	285	-	285

Increase (Decrease) in Operating Liabilities
Prepaid expenses	900	(900)	-
Accounts Payable	12,484	1,280	13,764
Accrued Liabilities	(128)	1,778	1,650
Net Cash provided by (used in) Operating Activities	(7,973)	(6,450)	(14,423)

Cash Flows from (used in) Financing Activities
Common shares issued	-	17,000	17,000
Net Cash provided by (used in) Financing Activities	-	17,000	17,000

Cash Flows from (used in) Investment Activities
Intangible Assets	(1,140)	-	(1,140)
Net Cash provided by (used in) Investment Activities	(1,140)	-	(1,140)

Increase (Decrease) in Cash	(9,113)	10,550	1,437

Cash at Beginning of Period	10,550	-	-

Cash at End of Period	$1,437	$10,550	$1,437
Supplemental cash flow information
Interest	$-	$-	$-

Taxes	$-	$-	$-
The accompanying notes are an integral part of the financial statements

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

1.	Organization and nature of operations

Globe Net Wireless Corp. ("the Company") was incorporated in the State of Nevada, USA on September 4, 2009. The Company is in its early development stage since its formation and has not realized any revenues from its planned operations. The Company is engaged in the development of a telecommunication business to provide internet and related services to both consumers and businesses currently in under serviced or unserviced areas at real broadband speeds through the proprietary wireless technology it acquired.

The Company has chosen an August 31 year end.

2.	Basis of Presentation - Going Concern Uncertainties

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit.

The Company has accumulated a deficit of $30,122 since inception September 4, 2009, has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

3.	Summary of principal accounting policies

On June 29, 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification (Codification) as the single source of authoritative U.S. generally accepted accounting principles (GAAP) for all non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) are also sources of authoritative U.S. GAAP for SEC registrants. The Codification does not change U.S. GAAP but takes previously issued FASB standards and other U.S. GAAP authoritative pronouncements, changes the way the standards are referred to, and includes them in specific topic areas. The Codification Is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

Basis of presentation

The accompanying financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

3.	Summary of principal accounting policies (Continued)

Development stage company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Entity” as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  Among the disclosures required by ASC Topic 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars at a bank in Switzerland that are not insured. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Foreign currency translations

The Company is located and operating outside of the United States of America. The functional currency of the Company is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Research and Development Costs

Research and development costs are expensed as incurred.

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

3.	Summary of principal accounting policies (Continued)

Income Taxes

The Company follows the guideline under ASC Topic 740 “Income Taxes" which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

Comprehensive income

The Company has adopted ASC Topic 220 “Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except that resulting from investments by owners and distributions to owners.

For the periods ended August 31, 2011, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASC 220.

Loss per share

The Company reports basic loss per share in accordance with ASC Topic 260 “Earnings Per Share” (“EPS”).  Basic EPS is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. There are no potentially dilutive securities outstanding and therefore, diluted earnings per share on not presented.  All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Financial instruments

The Company’s financial instruments consist of cash and accounts payable and accrued liabilities. Their carrying values approximate fair value because of their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

3.	Summary of principal accounting policies (Continued)

Fair value measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures”.  Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements.  As at August 31, 2011, the Company did not have assets or liabilities subject to fair value measurement.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with ASC Tppic 350-50 “Website Development Cost”  and the guidance pursuant to the Emerging Issues Task Force (EITF) NO. 00-2, “Accounting for Website Development Costs”.  The website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.  Amortization is based on estimated useful life on a straight line basis and will start when the software is ready for use.

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

3.	Summary of principal accounting policies (Continued)

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued by the FASB (including its Emerging Issues Task Force), the AICPA or the SEC would, if adopted, have a material effect on the accompanying financial statements.

4.	Common stock

On September 14, 2009 the company authorized issuance of 2,000,000 restricted common stock, at a unit price of $0.001 per share, as part of a Section 4(2) subscription to a director of the Company.  Total proceeds were $2,000.

On January 26, 2010, the company received $15,000 as part of a private placement for the issuance of 7,500,000 restricted common stock, at a unit price of $0.002 per share.

The Company has not issued any stock options or warrants during the period ended August 31, 2011.

There we no significant non-cash transactions during the period ended August 31, 2011.

5.	Intangible Assets

Intangible assets with definite lives are amortized over their estimated useful life.  The website design is amortized over 3 years.  The balance in Website Design at as August 31, 2011 is as follows:

	Cost	Amortization	Net
Website design	$1,140	$285	$855

6.	Income Tax

Income tax recovery differs from that which would be expected from applying the effective tax rates to the net loss as follows:

	Year Ended August 31, 2011	September 4, 2009 Through August 31, 2010
Net loss for the period	$ (20,614)	$ (9,508)
Statutory and effective tax rate	35%	35%

Income tax expense (recovery) at the effective rate	(7,215)	(3,013)
Permanent difference	-	560
Tax losses carry forward deferred	7,215	2,453

Income tax recovery and income taxes recoverable	$ -	$ -

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2011

6.	Income Tax - Continued

The Company has accumulated non-capital income tax losses of $27,622.  Under normal circumstances the losses will expire in 2031.

As at August 31, 2011, the tax effect of the temporary timing differences that give rise to significant components of deferred income tax asset are noted below.  A valuation allowance has been recorded as management believes it is more likely than not that the deferred income tax asset will not be realized.

Tax attributes:	August 31, 2011	August 31, 2010

Tax loss carried forward	$27,622	$7,008

Deferred income tax assets	9,668	2,453
Valuation allowance	(9,668)	(2,453)

Deferred tax asset	$-	$-

7.	Subsequent Events

Subsequent to the year ended August 31, 2011, the Company received a loan in the amount of $10,000. The loan was formalized by a demand note and is unsecured, bearing interest at 8% per annum.

8.	Correction of Previously Issued Financial Statements

The August 31, 2010 Balance Sheet, the Statement of Operations for the years ended August 31, 2011 and 2010 and the Statement of Cash Flows for the years ended August 31, 2011 and 2010 have all been restated to correct an error.  In the initial financial statements for the August 31, 2010 period, a $900 prepaid expense was recorded, representing a prepayment of legal fees.  This entry was missed in the issuance of the August 31, 2011 financial statements.

These financial statements have corrected that oversight. A comparison of to the originally filed August 31, 2011 and 2010 financial statements and these statements is as follows:

A.	Balance Sheets - Restated

	August 31, 2010
	Originally Issued	Restated

CURRENT ASSETS
Cash	$10,550	$10,550
Prepaid expenses	-	900

Total Assets	$10,550	$11,450

CURRENT LIABILITIES
Accounts Payable	$1,280	$1,280
Accrued Liabilities	1,778	1,778
Total Current Liabilities	3,058	3,058

STOCKHOLDERS’ EQUITY
Common Stock, par value $0.001
Authorized
200,000,000 common shares
Issued 9,500,000 shares
9,500,000 shares	9,500	9,500
Additional paid in capital	7,500	7,500
Deficit accumulated during the development stage	(9,508)	(8,608)
Total Stockholders’ Equity	7,942	8,392

Total Liabilities and Stockholders’ Equity	10,550	11,450

B.	Statements of Operations - Restated

	May 31, 2011		May 31, 2010
	Originally Issued	Restated	Originally Issued	Restated

Revenues	$-	$-	$-	$-

General and administrative	20,614	21,514	7,429	7,008
Incorporation expense	-	-	2,079	1,600

Net loss and
Comprehensive loss	$(20,614)	$(21,514)	$(9,508)	$(8,608)

C.	Statements of Cash Flows - Restated

	Year Ended August 31, 2011		Period Ended August 31, 2010
	Originally Issued	Restated	Originally Issued	Restated

Cash Flows from (used in) Operating Activities
Net Income (Loss)	$(20,614)	$(21,514)	$(9,508)	$(8,608)
Amortization	285	285	-	-
Change in current assets and current liabilities
Prepaid expenses	-	900	-	(900)
Accounts payable	12,484	12,484	1,279	1,280
Accrued liabilities	(128)	(128)	1,779	1,778
Net Cash provided by (used in) Operating Activities	(7,973)	(7,973)	(6,450)	(6,450)

Cash Flows from (used in) Investing Activities
Website development	(1,140)	(1,140)	-	-
Net Cash provided by (used in) Investing Activities	(1,140)	(1,140)	-	-

Cash Flows from (used in) Financing Activities
Shares Subscribed	-	-	17,000	17,000
Net Cash provided by (used in) Financing Activities	-	-	17,000	17,000

Increase (Decrease) in Cash	(9,113)	(9,113)	10,550	10,550

Cash at Beginning of Period	10,550	10,550	-	-

Cash at End of Period	$1,437	$1,437	$10,550	$10,550

GLOBE NET WIRELESS CORP.

FINANCIAL STATEMENTS
(unaudited)

FOR THE PERIOD SEPTEMBER 4, 2009 (INCEPTION)

TO THE PERIOD ENDED MAY 31, 2012

INDEX TO FINANCIAL STATEMENTS

Index
Interim Balance Sheets	F2-1
Interim Statement of Operations	F2-2
Interim Statement of Stockholders’ Equity (Deficit)	F2-3
Interim Statement of Cash Flows	F2-4
Notes to Interim Financial Statements	F2-5 to F2-9

Page - 44

GLOBE NET WIRELESS CORP. (A Development Stage Company) INTERIM BALANCE SHEETS (Unaudited)

	May 31	August 31
ASSETS	2012	2011

CURRENT ASSETS
Cash and cash equivalents	$2,975	$1,437

Total Current Assets	2,975	1,437

INTANGIBLE ASSETS
Website development design - Note 4	570	855

Total Assets	$3,545	$2,292

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$3,864	$13,764
Accrued Liabilities	11,829	1,650
Notes Payable - Note 5	20,000	-

Total Current Liabilities	35,693	15,414

STOCKHOLDER'S EQUITY (DEFICIT)
Common Stock - Note 6
Par Value:$0.001
Authorized 200,000,000 shares
Issued 9,500,000 shares	9,500	9,500
Additional Paid in Capital	7,500	7,500
Deficit Accumulated during the development stage	(49,148)	(30,122)

Total Stockholders' Equity (Deficit)	(32,148)	(13,122)

Total Liabilities and Stockholders' Equity (Deficit)	$3,545	$2,292

The accompanying notes are an integral part of the financial statements

F2 - 1

GLOBE NET WIRELESS CORP.
(A Development Stage Company)
INTERIM STATEMENT OF OPERATIONS
(Unaudited)
	For the Three Months Ended		For the Nine Months Ended		For the Period September 29, 2009 (Inception) to May 31,
	May 31	May 31	May 31	May 31
	2012	2011	2012	2011	2012

Expenses
General and administrative expenses	$4,912	$2,053	$18,022	$15,985	$46,065
Incorporation costs	-	-	-	-	2,079

Operating loss before interest	(4,912)	(2,053)	(18,022)	(15,985)	(48,144)
Interest expense	(403)	-	(1,004)	-	(1,004)

Net loss and comprehensive loss	$(5,315)	$(2,053)	$(19,026)	$(15,985)	$(49,148)

Loss per share of common stock
-Basic and diluted	$(0.000)	$(0.000)	$(0.002)	$(0.001)	$(0.005)

Weighted average shares of common stock
-Basic and diluted	9,500,000	9,500,000	9,500,000	$9,5000,000	9,500,000

The accompanying notes are an integral part of the financial statements

F2 - 2

GLOBE NET WIRELESS CORP. (A DEVELOPMENT STAGE COMPANY) INTERIM STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (Unaudited)

				Deficit
				accumulated
			Additional	during the
	Common Stock		Paid-in	development
	Shares	Amount	Capital	stage	Total

Balance, September 4, 2009 (Inception)	-	$-	$-	$-	$-

September 14, 2009, authorized to issue
common stock at $0.001 per share	2,000,000	2,000	-	-	2,000

January 26, 2010, authorized to issue
common stock at $0.002 per share	7,500,000	7,500	7,500	-	15,000

Net loss and comprehensive loss
for the period	-	-	-	(9,508)	(9,508)
Balance, August 31, 2010	9,500,000	9,500	7,500	(9,508)	7,492

Net loss and comprehensive loss
for the year	-	-	-	(20,614)	(20,614)
Balance, August 31, 2011	9,500,000	9,500	7,500	(30,122)	(13,122)

Net loss and comprehensive loss
for the nine month period	-	-	-	(19,026)	(19,026)
Balance, May 31, 2011	9,500,000	$9,500	$7,500	$(49,148)	$(32,148)

The accompanying notes are an integral part of the financial statements

F2 - 3

GLOBE NET WIRELESS CORP. (A Development Stage Company) INTERIM STATEMENT OF CASH FLOWS

	For the nine	For the nine	For the period
	months ended	months ended	September 4, 2009
	May 31,	May 31,	(inception) to
	2012	2011	May 31, 2012

Cash Flows from (used in) Operating Activities
Net Income (Loss)	$(19,026)	$(15,985)	$(49,148)
Amortization	285	190	570
Increase (decrease) in operating assets
and liabilities
Prepaid expense	-	900	-
Accounts payable	(9,900)	(130)	3,864
Accrued liabilities	10,179	8,372	11,829

Net Cash provided by (used in) Operating Activities	(18,462)	(6,653)	(32,885)

Cash Flows from (used in) Financing Activities
Common shares issued	-	-	17,000
Note payable	20,000	-	20,000

Net Cash provided by (used in) Financing Activities	20,000	-	37,000

Cash Flows from (used in) Investment Activities
Intangible Assets	-	(1,140)	(1,140)

Net Cash provided by (used in) Investment Activities	-	(1,140)	(1,140)

Increase (Decrease) in Cash	1,538	(7,793)	2,975

Cash at Beginning of Period	1,437	10,550	-

Cash at End of Period	$2,975	$2,757	$2,975

Supplemental cash flow information
Interest	$1,004	$-	$1,004
Taxes	$-	$-	$-
The accompanying notes are an integral part of the financial statements

F2 - 4

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS
May 31, 2012

1.	Organization and nature of operations

Globe Net Wireless Corp. ("the Company") was incorporated in the State of Nevada, USA on September 4, 2009. The Company is in its early development stage since its formation and has not realized any revenues from its planned operations. The Company is engaged in the development of a telecommunication business to provide internet and related services to both consumers and businesses currently in under serviced or unserviced areas at real broadband speeds through the proprietary wireless technology it acquired.

The Company has chosen an August 31 year end.

2.	Basis of Presentation - Going Concern Uncertainties

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit.

The Company has accumulated a deficit of $49,148 since inception September 4, 2009, has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

3.	Summary of principal accounting policies

Basis of presentation and interim reporting

The accompanying financial statements are stated in US dollars and have been prepared in accordance with generally accepted accounting principles in the United States of America.  While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with accounting principles generally accepted in the United States of America.  All adjustments are of a normal recurring nature.

Although these interim financial statements follow the same accounting policies and methods of their application as the Company’s August 31, 2011 annual financial statements, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements.  Accordingly, it is suggested that these interim financial statements be read in conjunction with the Company’s August 31, 2011 annual financial statements.  The results of operations for the period are not necessarily indicative of the results expected for a full year or for any future periods.

F2 - 5

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS
May 31, 2012

3.	Summary of principal accounting policies (Continued)

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars at a bank in the Switzerland that are not insured. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Development stage company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Entity” as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  Among the disclosures required by ASC Topic 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.  All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Income Taxes

The Company follows the guideline under ASC Topic 740 “Income Taxes which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

F2 - 6

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS
May 31, 2012

3.	Summary of principal accounting policies (Continued)

Comprehensive income

The Company has adopted ASC 220 “Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except that resulting from investments by owners and distributions to owners.

For the period ended May 31, 2012, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASC 220.

Foreign currency translations

The Company is located and operating outside of the United States of America. The functional currency of the Company is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Loss per share

The Company reports basic loss per share in accordance with ASC Topic 260 “Earnings Per Share” (“EPS”).  Basic loss per share is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. There are no potentially dilutive securities outstanding and therefore, diluted earnings per share on not presented.  All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Financial instruments

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities and their carrying values approximate fair value because of their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Fair value measurements

The Company follows the guidelines in ASC Topic 820 “Fair Value Measurements and Disclosures”.  Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

F2 - 7

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS
May 31, 2012

3.	Summary of principal accounting policies (Continued)

Fair value measurements - continued

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

ASC Topic 820, in and of itself, does not require any fair value measurements.  As at May 31, 2012, the Company did not have assets or liabilities subject to fair value measurement.

Website Development Costs

The Company recognizes the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO. 00-2, “Accounting for Website Development Costs”.  The website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.  Amortization is based on estimated useful life on a straight line basis and will start when the software is ready for use.

Recently issued accounting pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any pronouncement not yet effective but recently issued would, if adopted, have a material effect on the accompanying financial statements.

4.	Intangible Assets

Intangible assets with definite lives are amortized over their estimated useful life.  The website design is amortized over 3 years.
	Cost	Amortization	Net Book Value

May 31, 2012	$1,140	$570	$570
August 31, 2011	$1,140	$285	$855

F2 - 8

GLOBE NET WIRELESS CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS
May 31, 2012

5.	Note payable

The notes are unsecured, bear interest at 8% per annum and are due on demand.

Date	Principal	Interest	Total
September 16, 2011	$ 5,000	$ 283	$ 5,283
October 4, 2011	5,000	263	5,263
November 4, 2011	10,000	458	10,458
Total	$ 20,000	$ 1,004	$ 21,004

Interest accrued is included in accrued liabilities.

6.	Common stock

During the nine months ended May 31, 2012, no shares of common stock were sold. There were no warrants or stock options outstanding as of May 31, 2012.

There were no significant non-cash transactions during the period ended May 31, 2012.

F2 - 9

Management’s Discussion and Analysis of Financial Condition

General

This discussion should be read in conjunction with the August 31, 2011 audited financial statements, the notes, and the tables included elsewhere in this registration statement.  Management’s discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future performance.  However, future performance involves risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.  See “Forward-looking Statements” below for more details.

Globe Net is a startup company engaged in the development of proprietary wireless broadband technology for the purpose of becoming a rural internet service provider.  Globe Net is focused on providing rural communities with high-speed internet connectivity at speeds equal or better than existing competing services.  Globe Net has not commenced significant operations and is considered a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises, and follows the guideline of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codifications (“ASC”) Topic 915 Development State Entities.

As an emerging growth company under the JOBS Act, Globe Net has elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act. This election is irrevocable.

Liquidity, Capital Resources and Financial Position

Year Ended August 31, 2011

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.  As of August 31, 2011, Globe Net had total assets of $2,292 and a working capital deficit of $13,977, compared with a working capital of $7,492 as of August 31, 2010.  The increase in the working capital deficit was primarily due to a decrease in cash and an increase in accounts payable.  Assets consisted of $1,437 in cash and $855 in website development and the liabilities consisted of $13,764 in accounts payable and $1,650 in accrued liabilities.

From its inception, on September 4, 2009 to August 31, 2011 Globe Net raised a total of $17,000 from private offerings of its shares of common stock, which has been used to fund Globe Net’s operations to date.

The notes to Globe Net’s audited financial statements as of August 31, 2011, disclose its uncertain ability to continue as a going concern.  Globe Net has not and does not expect to generate any revenues to cover its expenses while it is in the development stage and as a result Globe Net had accumulated a deficit of $30,122 since inception.  As of August 31, 2011, Globe Net had $15,414 in current liabilities.  When its current liabilities are offset against its current assets of $1,437 Globe Net is left with a working capital deficit of $13,977.

Net Cash provided by (used in) Operating Activities.  Net cash used in operating activities during the year ended August 31, 2011 was $7,973 compared with $6,450 for the period ended August 31, 2010.  The increase was primarily due to an increase in accounts payable and amortization and a decrease in accrued liabilities.

Net Cash provided by (used in) Financing Activities.  Net cash provided by financing activities was $nil for the fiscal year ended August 31, 2011 as compared with net cash provided by financing activities of $17,000 for the period ended August 31, 2010.

Net Cash provided by (used in) Investment Activities.  .Net cash used in investment activities was $1,140 for the fiscal period ended August 31, 2011 as compared with net cash provided by investment activities of $nil for the period ended August 31, 2010.

Nine Month Period Ended May 31, 2012

As of May 31, 2012, Globe Net had total assets of $3,545 and a working capital deficit of $32,718, compared with a working capital of $13,122 for the period ended August 31, 2011.  The increase in the working capital deficit was primarily due to an increase in cash, a decrease in accounts payable, an increase in accrued liabilities, and a note payable.  Assets consisted of $2,975 in cash and $570 in website development and the liabilities consisted of $3,864 in accounts payable, $11,829 in accrued liabilities, and $20,000 in notes payable.

From its inception, on September 4, 2009 to May 31, 2012 Globe Net raised a total of $17,000 from private offerings of its shares of common stock, which has been used to fund Globe Net’s operations to date.  Also, during the period ended May 31, 2012, borrowed $20,000 by way of debt financing.  Since May 31, 2012 Globe Net has not raised any additional funds.

Globe Net has accumulated a deficit of $49,148 since inception during its development stage.  As of May 31, 2012, Globe Net had $35,693 in current liabilities.  When its current liabilities are offset against its current assets of $2,975 Globe Net is left with a negative working capital of $32,718.  While Globe Net has generated its working capital through the sale of common stock and debt financing, there are no assurances that Globe Net will succeed in generating sufficient working capital through the sale of common stock or additional debt financing to meet its cash requirements for the next 12 months.  Without additional funding, management expects that Globe Net will only be able to conduct its plan of operations for the next two months using its currently available working capital.

Page - 54

Globe Net currently does not have sufficient funds to complete each phase of its proposed plan of operation or to satisfy its cash requirements for the next 12 months.  Management anticipates that Globe Net will require a minimum of $255,000 of working capital to conduct its proposed business operations for the next 12 months.  In addition to the estimated costs of $32,000 for preparing and filing reports with the SEC for the next 12 months, management estimates that Globe Net will incur an additional $20,000 in annual costs to operate its office, including costs for telephone service, mail, stationery, administrative salaries, accounting, acquisition of office equipment and supplies.

Until Globe Net is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing.  Globe Net intends to finance its plan of operation initially with equity financing, private loans, if required, and then with revenues generated from its business operations.  Currently, Globe Net does not have any loan arrangement or binding commitment for funding.  Also, even if Globe Net raises the maximum amount of funds under the Offering it will still need to raise additional funds other than the proceeds of the Offering to pay for its annual administrative costs.  If Globe Net fails to raise adequate additional funding for its annual administrative costs its business operations will be negatively impacted and Globe Net may have to suspend operations until it has sufficient capital.

Net Cash provided by (used in) Operating Activities.  Globe Net used net cash of $18,462 in operating activities during the nine month period ended May 31, 2012 compared to net cash of $6,653 used in operating activities for the same time period in the prior fiscal year.  The increase in net cash used in operating activities was primarily due to a net loss during the period of $19,026.

Net Cash provided by (used in) Financing Activities.  Net cash provided by financing activities was $20,000 during the nine month period ended May 31, 2012 compared to net cash of $nil used in operating activities for the same time period in the prior fiscal year.  The increase in net cash provided by financing activities was a direct result of an increase in notes payable.

Net Cash provided by (used in) Investment Activities.  Net cash provided by investment activities was $nil during the nine month period ended May 31, 2012 compared to net cash of $1,140 used in investment activities for the same time period in the prior fiscal year.

Results of Operations

Year Ended August 31, 2011

Net Loss.  During the year ended August 31, 2011, Globe Net had a net loss of $21,514 or $0.002 per share, compared to a net loss of $8,608 or $0.001 per share during the year ended August 31, 2010.  The increase in the net loss was the direct result of the increase in general and administrative expenses.

Revenue.  Globe Net had no operating revenues since its inception on September 4, 2009, through to August 31, 2011.  Globe Net’s activities have been financed from the proceeds of share subscriptions and debt financings.

Operating Expenses.  Globe Net’s operating expenses since its inception on September 4, 2009, through to August 31, 2011 were $30,122.  The operating expenses were primarily due to $28,522 in general and administrative expenses, and $1,600 in incorporation costs.

Nine Month Period Ended May 31, 2012

Net Loss.  During the nine month period ended May 31, 2012, Globe Net had a net loss of $19,026 or $0.002 per share, compared to a net loss of $15,985 or $0.001 per share during the same time period in the prior fiscal year.  The increase in the net loss was due to an increase in general and administrative expenses of $2,037 and an increase of $1,004 in interest.

Revenue.  Globe Net had no operating revenues since its inception on September 4, 2009, through to May 31, 2012.  Globe Net’s activities have been financed from the proceeds of share subscriptions and debt financings.

Operating Expenses.  Globe Net’s operating expenses since its inception on September 4, 2009, through to May 31, 2012 were $49,148.  The operating expenses were due to $46,065 in general and administrative expenses, $2,079 in incorporation costs, and $1,004 in interest expense.

Globe Net plans to begin developing its GNW System and its website in October 2012 and expects it to take three months to complete.  Simultaneous to the development of its products, Globe Net plans to identify equipment suppliers and service providers in its identified target markets and enter into supply contracts with the particular equipment suppliers and service providers, and to identify and obtain all required licenses and permits in each identified target market.  Management expects to complete these two phases of its plan of operation by March 2013.  Beginning in December 2012, Globe Net plans to implement its marketing and sales program for its products and services, which will be an ongoing phase of Globe Net’s plan of operation.  From February 2013 to March 2013, Globe Net will begin interviewing and recruiting personnel and consultants.  During this same time period, Globe Net plans to identify, evaluate, and purchase the necessary equipment and supplies.  Finally, beginning in February 2013, Globe Net plans to begin offering its products and services to potential customers.  Management expects to begin generating revenues from the sale of its products and services in March 2013.

Page - 55

Inflation

Management does not believe that inflation will have a material impact on Globe Net’s future operations.

Off-balance sheet arrangements

Globe Net has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.  Globe Net does not have any non-consolidated, special-purpose entities.

Contingencies and Commitments

Globe Net had no contingencies or long term commitments at May 31, 2012.

Critical Accounting Policies and Estimates

An appreciation of Globe Net’s critical accounting policies is necessary to understand its financial results.  These policies may require that Globe Net to make difficult and subjective judgments regarding uncertainties; as a result, the estimates may significantly impact its financial results.  The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes.  Globe Net has applied its critical accounting policies and estimation methods consistently.

Development Stage Company

Globe Net has not earned any revenue from limited principal operations.  Accordingly, Globe Net’s activities have been accounted for as those of a “Development Stage Entity” as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915.  Among the disclosures required by ASC Topic 915 are that Globe Net’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of Globe Net’s inception.  All losses accumulated since inception have been considered as part of Globe Net’s development stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared.  Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management.  Actual results could differ from those estimates

Concentration of Credit Risk

Globe Net places its cash and cash equivalents with a high credit quality financial institution.  Globe Net maintains United States Dollars at a bank in Switzerland that is not insured.  Globe Net minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Foreign Currency Translation

Globe Net is located and operating outside of the United States of America.  The functional currency of Globe Net is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

Research and Development Costs

Research and development costs are expensed as incurred.

Website Development Costs

Globe Net recognizes the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  The website development costs are divided into three stages, planning, development and production.  The development stage can further be classified as application and infrastructure development, graphics development and content development.  In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.  Amortization is based on estimated useful life on a straight line basis and will start when the software is ready for use.

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Forward-looking Statements

This registration statement contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties.  Statements that are not historical facts, including statements about management’s beliefs and expectations, are forward-looking statements.  Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions.  These statements include, among others, statements regarding Globe Net’s current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of its business.  Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made.  Globe Net undertakes no obligation to update any forward-looking statement in light of new information or future events.

Although management believes that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, Globe Net can give no assurance that these expectations, estimates and projections can be achieved.  Management believes the forward-looking statements in this registration statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Factors that could cause actual results to differ materially from Globe Net’s expectations include, but are not limited to:

•	the number of subscribers that Globe Net is able to successfully sign-up and provide services to,
•	changes in federal or state laws and regulations to which Globe Net is subject, including tax, environmental, and employment laws and regulations,
•	conditions of the capital markets that Globe Net utilizes to access capital,
•	the ability to raise capital in a cost-effective way,
•	the effect of changes in accounting policies, if any,
•	the ability of Globe Net to manage its growth,
•	the ability to control costs,
•	Globe Net’s ability to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,
•	Globe Net’s ability to obtain governmental and regulatory approval of various expansion or other projects,
•	changes in general economic conditions in North America and China, and changes in the industries in which Globe Net conducts its business, and
•	the costs and effects of legal and administrative claims and proceedings against Globe Net.

For a more detailed discussion of these and other risks that may impact Globe Net’s business, see “Risk Factors” beginning on page 7.

Changes In and Disagreements With Accountants
on Accounting and Financial Disclosure

Since inception on September 4, 2009, there were no disagreements with Globe Net’s principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.  In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within Globe Net’s two most recent fiscal years and the subsequent interim periods.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving Globe Net is as follows:

Name	Age	Positions Held and Tenure
Ku Wai Li	26	CEO, President, CFO, Treasurer, Corporate Secretary, and Director since September 4, 2009

The sole Director named above will serve until the next annual meeting of the shareholders.  Thereafter, directors will be elected for one-year terms at the annual shareholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

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Biographical information

Ku Wai Li

Mr. Li has acted as Globe Net’s sole Director and Officer since its inception on September 4, 2009.  Since July 2004, Mr. Li has also been an accountant for Linfeng Electronics Ltd in the Shenzen Province of China.  Mr. Li intends to devote approximately 25% or 10 hours of his business time to the affairs of Globe Net.  Mr. Li will provide Globe Net with services for the procuring and management of an assembly and storage facility for Globe Net’s equipment and products.  Also, Mr. Li, through his accounting background in the Chinese electronic manufacturing industry, will procure supply chains and competitive labor and supply costs for Globe Net.

Conflicts of Interest

Though Mr. Li does not work with any other service provider companies other than Globe Net, he may in the future.  Globe Net does not have any written procedures in place to address conflicts of interest that may arise between its business and the future business activities of Mr. Li.

Audit Committee Financial Expert

Globe Net does not have a financial expert serving on an audit committee.  Globe Net does not have an audit committee because it is a start-up development company and has no revenue.

Significant Employees and Consultants

Globe Net has no significant employees.

Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Globe Net to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, no of the director, officer, or promoter of Globe Net has been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•
found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

▪	any Federal or State securities or commodities law or regulation; or
▪
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

▪	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Executive Compensation

Compensation Discussion and Analysis

Globe Net does not have any compensation policies currently in place nor a compensation committee.

Since the end of Globe Net’s last fiscal year end, no actions have been taken regarding executive compensation.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to Globe Net’s Officer for all services rendered in all capacities to Globe Net for the fiscal periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Ku Wai Li CEO & CFO Sep 2009 - present	2011 2010 2009	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil nil

Globe Net’s director has not received any monetary compensation as a director since Globe Net’s inception to the date of this prospectus. Globe Net currently does not pay any compensation to its director serving on its board of directors.

Stock Option Grants

Globe Net has not granted any stock options to the executive officer since its inception on September 4, 2009.

Employment Agreements

Currently, Globe Net does not have an employment agreement with Ku Wai Li.  However, Globe Net reimburses Mr. Li for all reasonable expenses incurred by Mr. Li while acting as the sole director and officer of Globe Net.

There are no other agreements between Globe Net and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Globe Net or from a change in a named executive officer’s responsibilities following a change in control.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors, and persons who hold 5% or more of the outstanding common stock of Globe Net.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering (1)
common shares	Ku Wai Li 2302-3 Pacific Plaza 410 Des Voeux Road West Hong Kong, China	2,000,000	21.1%
common shares	All executive officers and directors as a group	2,000,000	21.1%
(1)	The percent of class is based on 9,500,000 shares of common stock outstanding as of September 6, 2012.

Each person listed above has full voting and investment power with respect to the common shares indicated.  Under the rules of the SEC, a person (or a group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase Globe Net’s common shares.

Changes in Control

Globe Net is not aware of any arrangement that may result in a change in control of the Company.

Transactions with Related Persons, Promoters and
Certain Control Persons

(a)           Transactions with Related Persons

During Globe Net’s last three fiscal years, no director, executive officer, security holder, nor any immediate family of such director, executive officer, nor security holder owning 5% or more has had any direct or indirect material interest in any transaction or currently proposed transaction, which Globe Net was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Globe Net’s total assets at year-end for the last two completed fiscal years

(b)          Review, approval or ratification of transactions with related persons

Currently Globe Net does not have any policies and procedures for the review, approval, or ratification of transactions with related persons.

(c)           Promoters and certain control persons

Since inception of Globe Net on September 4, 2009, Ku Wai Li has been the only promoter of Globe Net’s business, but Mr. Li has not received anything of value from Globe Net nor is any person entitled to receive anything of value from Globe Net for services provided as a promoter of the business of Globe Net.

(d)           Director independence

Globe Net’s board of directors currently solely consists of Ku Wai Li.  Pursuant to Item 407(a) of Regulation S-K of the Securities Act, Globe Net’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual.  In summary, an “independent director” means a person other than an executive officer or employee of Globe Net or any other individual having a relationship which, in the opinion of Globe Net’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Globe Net in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of Globe Net’s stock will not preclude a director from being independent.

In applying this definition, Globe Net’s board of directors has determined that Mr. Li does not qualify as an “independent director” pursuant to the same Rule.

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As of the date of the prospectus, Globe Net did not maintain a separately designated compensation or nominating committee.
Globe Net has also adopted this definition for the independence of the members of its audit committee.  Ku Wai Li is the sole member of Globe Net’s audit committee.  Globe Net’s board of directors has determined that Mr. Li is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Globe Net pursuant to provisions of the State of Nevada, Globe Net has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Dealer Prospectus Delivery Obligation

Until [March 31, 2013], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II - Information Not Required In Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$100
Auditor Fees and Expenses	7,500
Accounting Fees and Expenses	1,000
Legal Fees and Expenses	10,000
Electronic Filing Fees	900
Printing Costs	1,000
Courier Costs	500
Transfer Agent Fees	2,000
Total	$23,000

All amounts are estimates. Globe Net is paying all expenses listed above.  None of the above expenses of issuance and distribution will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

As permitted by Nevada law, Globe Net’s Articles of Incorporation provide that it will indemnify Globe Net’s directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of Globe Net, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, Globe Net’s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director’s liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Globe Net pursuant to provisions of the State of Nevada, Globe Net has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

As of June 26, 2012, Globe Net has sold 9.5 million shares of unregistered securities. All of these 9.5 million shares were acquired from Globe Net in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to non-US residents.

The shares include the following:

●	On September 14, 2009, Globe Net issued 2,000,000 shares of common stock at a price of $0.001 per share for cash proceeds of $2,000 to its President; and

●	On January 26, 2010, Globe Net issued 7,500,000 shares of common stock to 30 non-affiliate International resident at a price of $0.002 per share for cash proceeds of $15,000.

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With respect the above offerings to International residents, Globe Net completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S.  Globe Net did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares.  Each investor represented to Globe Net that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The subscription agreement executed between Globe Net and the investor included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act.  The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that Globe Net is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act.  When issued all securities will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Each investor was given adequate access to sufficient information about Globe Net to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the investors.

Exhibits

Exhibit Number	Description	Status
3.1
Articles of Incorporation of Globe Net Wireless Corp., filed as an Exhibit to Globe Net Wireless Corp.’s Form S-1 (Registration Statement) filed on February 11, 2011 and incorporated herein by reference.
Filed
3.2	By-Laws of Globe Net Wireless Corp., filed as an Exhibit to Globe Net Wireless Corp.’s Form S-1 (Registration Statement) filed on February 11, 2011 and incorporated herein by reference.	Filed
5.1
Opinion of Conrad C. Lysiak regarding the legality of the securities being registered, filed as an Exhibit to Globe Net Wireless Corp.’s Form S-1/A – Amendment #3 (Registration Statement) filed on August 15, 2011 and incorporated herein by reference.
Filed
14	Code of Ethics, filed as an Exhibit to Globe Net Wireless Corp.’s Form S-1 (Registration Statement) filed on February 11, 2011 and incorporated herein by reference.	Filed
23.1	Consent of Independent Auditor.	Included
23.2	Consent of Conrad C. Lysiak, filed as an Exhibit to Globe Net Wireless Corp.’s Form S-1/A – Amendment #3 (Registration Statement) filed on August 15, 2011 and incorporated herein by reference.	Filed
99.1	Form of Subscription Agreement, filed as an Exhibit to Globe Net Wireless Corp.’s Form S-1/A – Amendment #1 (Registration Statement) filed on May 23, 2011 and incorporated herein by reference.	Filed

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Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)
reflect in Globe Net’s prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c)
include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to Globe Net’s directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Globe Net of expenses incurred or paid by one of its directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of Globe Net’s directors, officers or controlling persons in connection with the securities being registered, Globe Net will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto, duly authorized in the City of Hong Kong, China on September 7, 2012.

Globe Net Wireless Corp.

By:
    /s/ Ku Wai Li

Ku Wai Li
Director, Chief Executive Officer, President, and Principal Executive Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

    /s/ Ku Wai Li

Ku Wai Li
Director, Chief Executive Officer, President, and Principal Executive Officer
September 7, 2012

    /s/ Ku Wai Li

Ku Wai Li
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer
September 7, 2012

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Exhibit 23.1

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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Globe Net Wireless Corp.:

We hereby consent to the inclusion in this Registration Statement on Form S-1, of our report dated December 20, 2011 of Globe Net Wireless Corp., relating to the financial statements as of August 31, 2011 and for the period from inception, September 4, 2009 to August 31, 2011 and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ K. R. Margetson Ltd.

Chartered Accountant
North Vancouver, BC
September 7, 2012

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